                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER

                                     Among

                                 SEMPRA ENERGY,

                           CARDINAL ACQUISITION CORP.

                                      and

                                K N ENERGY, INC.

                         Dated as of February 20, 1999

                               TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE I. THE MERGER............................................................................         1
     Section 1.1.  The Merger....................................................................         1
     Section 1.2.  Effective Time................................................................         1
     Section 1.3.  Effects of the Merger.........................................................         2
     Section 1.4.  Articles of Incorporation; Bylaws.............................................         2
     Section 1.5.  Directors and Officers........................................................         2
     Section 1.6.  Conversion of Securities......................................................         2
     Section 1.7.  Treatment of Employee Options and Other Employee Equity Rights................         4
     Section 1.8.  Elections By Holders of Company Common Stock..................................         5
     Section 1.9.  Fractional Interests..........................................................         6
     Section 1.10.  Surrender of Shares of Company Common Stock; Stock Transfer Books............         6
     Section 1.11.  Proration....................................................................         9
     Section 1.12.  Closing and Closing Date.....................................................        10
     Section 1.13.  PEPS.........................................................................        10
     Section 1.14.  Section 16 Affiliates........................................................        10
     Section 1.15.  Adjustment of Merger Consideration...........................................        10
     Section 1.16.  Tax Consequences.............................................................        10

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................        11
     Section 2.1.  Organization and Qualification................................................        11
     Section 2.2.  Subsidiaries..................................................................        11
     Section 2.3.  Capitalization................................................................        12
     Section 2.4.  Authority; Non-Contravention; Statutory Approvals; Compliance.................        12
     Section 2.5.  Reports and Financial Statements..............................................        14
     Section 2.6.  Absence of Certain Changes or Events; Absence of Undisclosed Liabilities......        15
     Section 2.7.  Litigation; Regulatory Proceedings............................................        16
     Section 2.8.  Registration Statement and Joint Proxy Statement..............................        16
     Section 2.9.  Tax Matters...................................................................        16
     Section 2.10.  Employee Matters; ERISA......................................................        20
     Section 2.11.  Environmental Protection.....................................................        22
     Section 2.12.  Regulation...................................................................        23
     Section 2.13.  Vote Required................................................................        24
     Section 2.14.  Opinion of Financial Advisor.................................................        24
     Section 2.15.  Insurance....................................................................        24
     Section 2.16.  Company Rights Agreement.....................................................        25
     Section 2.17.  Brokers......................................................................        25

     Section 2.18.  No Other Agreements to Sell the Company or Its Assets........................        25
     Section 2.19.  Assets.......................................................................        25
     Section 2.20.  Contracts and Commitments....................................................        26
     Section 2.21.  Absence of Breaches or Defaults..............................................        27
     Section 2.22.  Labor Matters................................................................        28
     Section 2.23.  Affiliate Transactions.......................................................        28
     Section 2.24.  Chapter 17-12,000 of the KGCC; State Takeover Statutes.......................        29
     Section 2.25.  Easements....................................................................        29
     Section 2.26.  Commodity Price Exposure.....................................................        29
     Section 2.27.  Year 2000....................................................................        30
     Section 2.28.  Intellectual Property and Software...........................................        30

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB....................................        31
     Section 3.1.  Organization and Qualification................................................        31
     Section 3.2.  Subsidiaries..................................................................        31
     Section 3.3.  Capitalization................................................................        32
     Section 3.4.  Authority; Non-Contravention; Statutory Approvals; Compliance.................        32
     Section 3.5.  Reports and Financial Statements..............................................        34
     Section 3.6.  Absence of Certain Changes or Events; Absence of Undisclosed Liabilities......        34
     Section 3.7.  Registration Statement and Joint Proxy Statement..............................        35
     Section 3.8.  Tax Matters...................................................................        35
     Section 3.9.  Vote Required.................................................................        39
     Section 3.10.  Opinion of Financial Advisor.................................................        39
     Section 3.11.  Brokers......................................................................        39
     Section 3.12.  Litigation; Regulatory Proceedings...........................................        39
     Section 3.13.  Environmental Protection.....................................................        39
     Section 3.14.  Regulation...................................................................        41
     Section 3.15.  Absence of Breaches or Defaults..............................................        41
     Section 3.16.  Labor Matters................................................................        41
     Section 3.17.  Nuclear Operations...........................................................        42
     Section 3.18.  Employee Matters; ERISA......................................................        42
     Section 3.19.  Year 2000....................................................................        43

ARTICLE IV.  CONDUCT OF BUSINESS PENDING THE MERGER.............................................         44
     Section 4.1.  Conduct of Business of the Company Pending the Merger.........................        44
     Section 4.2.  Conduct of Business of Parent Pending the Merger..............................        47

ARTICLE V. ADDITIONAL AGREEMENTS............................................................             48
     Section 5.1.  Preparation of Form S-4 and the Joint Proxy Statement; Shareholder Meetings...        48
     Section 5.2.  Accountants' Letters..........................................................        50
     Section 5.3.  Access to Information; Confidentiality........................................        50

                                      ii
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
     Section 5.4.  No Solicitation of Transactions...............................................        51
     Section 5.5.  Employee Benefits Matters.....................................................        52
     Section 5.6.  Directors' and Officers' Indemnification; Insurance...........................        53
     Section 5.7.  Notification of Certain Matters...............................................        55
     Section 5.8.  Further Action................................................................        55
     Section 5.9.  Public Announcements..........................................................        55
     Section 5.10.  Stock Exchange Listing.......................................................        55
     Section 5.11.  Affiliates...................................................................        56
     Section 5.12.  Directorships................................................................        56
     Section 5.13.  Redemption of Company Class A Preferred Stock................................        56
     Section 5.14.  Company Rights Agreement.....................................................        56
     Section 5.15.  Takeover Statutes............................................................        56
     Section 5.16.  Certain Dispositions.........................................................        56
     Section 5.17.  Thermo Restructuring.........................................................        57

ARTICLE VI. CONDITIONS OF MERGER.................................................................        57
     Section 6.1.  Conditions to Obligations of Each Party to Effect the Merger..................        57
     Section 6.2.  Conditions to Obligation of the Company to Effect the Merger..................        58
     Section 6.3.  Conditions to Obligations of Parent and Sub to Effect the Merger..............        59

ARTICLE VII.  TERMINATION, AMENDMENT AND WAIVER..................................................        61
     Section 7.1.  Termination...................................................................        61
     Section 7.2.  Effect of Termination.........................................................        62
     Section 7.3.  Fees and Merger Expenses......................................................        63
     Section 7.4.  Amendment.....................................................................        64
     Section 7.5.  Waiver........................................................................        64

ARTICLE VIII. GENERAL PROVISIONS.................................................................        65
     Section 8.1.  Non-Survival of Representations, Warranties and Agreements....................        65
     Section 8.2.  Notices.......................................................................        65
     Section 8.3.  Certain Definitions...........................................................        66
     Section 8.4.  Other Defined Terms...........................................................        71
     Section 8.5.  Severability..................................................................        73
     Section 8.6.  Entire Agreement; Assignment..................................................        73
     Section 8.7.  Parties in Interest...........................................................        74
     Section 8.8.  Governing Law.................................................................        74
     Section 8.9.  Headings......................................................................        74
     Section 8.10.  Counterparts.................................................................        74

EXHIBIT A - Form of Affiliate Letter

                         AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of February 20, 1999 (the "Agreement"), among Sempra Energy, a California corporation ("Parent"), Cardinal
----------                                                    ------
Acquisition Corp., a California corporation and wholly-owned subsidiary of Parent ("Sub"), and K N Energy, Inc., a Kansas corporation (the "Company").
         ---                                                     -------

          WHEREAS, the Boards of Directors of Parent, Sub and the Company have each approved the merger of the Company with and into Sub (the "Merger") in
                                                                ------
accordance with the General Corporation Code of Kansas (the "KGCC") and the
                                                             ----
California General Corporation Law (the "CGCL") upon the terms and subject to
                                         ----
the conditions set forth herein; and

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                    ----

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

                                   ARTICLE I.
                                  THE MERGER

   Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the KGCC and the CGCL, at the Effective Time, the Company shall be merged with and into Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation of the Merger (the "Surviving
                                                          ---------
Corporation"). The name of the Surviving Corporation shall be K N Energy, Inc.
-----------
At Parent's election, the Merger may alternatively be structured so that any direct wholly-owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

   Section 1.2. Effective Time. The parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger")
                                                       ---------------------
on the Closing Date with the Secretary of State of the State of Kansas, in such form as required by and executed in accordance with the relevant provisions of the KGCC, and by filing the Certificate of Merger, together with a duly executed copy of this Agreement, with the Secretary of State of the State of California, in such form as required by and executed in accordance with the relevant provisions of the CGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Kansas and the Secretary of State of the State of California (or such later time as is specified in the Certificate of Merger) being the "Effective Time").
                                  --------------

   Section 1.3. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the KGCC and the CGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.4. Articles of Incorporation; Bylaws. (a) At the Effective Time and without any further action on the part of the Company and Sub, the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and under the CGCL.

   (b) At the Effective Time and without any further action on the part of the Company and Sub, the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein and under the CGCL.

   Section 1.5. Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.

   Section 1.6. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any of the following securities:

   (a) Except as otherwise provided in Section 1.11 and subject to Section 1.6(d), each share of common stock, par value $5.00 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the
  --------------------
Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 1.6(b) hereof) shall be converted into, at the election of the holder thereof, one of the following (as may be adjusted pursuant to
Section 1.11, the "Merger Consideration"):
                   --------------------

          (i) for each such share of Company Common Stock with respect to which an election to receive a combination of Parent Common Stock and cash has been effectively made and not revoked or lost pursuant to Sections 1.10(b), (c) and (d) (a "Standard Election"), the right to receive (x) an
                              -----------------
     amount in cash, without interest, equal to thirty percent (30%) of the Standard Cash Consideration plus (y) .7805 shares of Parent Common Stock (collectively, the "Standard Consideration"). The "Standard Cash
                         ----------------------          -------------
     Consideration" means an amount in cash equal to $25.00; or
     -------------

          (ii) for each such share of Company Common Stock with respect to which an election to receive solely Parent Common Stock has been effectively made and not revoked or lost pursuant to Sections 1.10(b), (c) and (d) (a "Stock Election"), the right to receive 1.115 shares of Parent
                 --------------
     Common Stock (the "Stock Consideration"); or
                        -------------------

          (iii)  for each such share of Company Common Stock with respect to which an election to receive solely cash has been effectively made and not revoked or lost pursuant to Sections 1.10(b), (c) and (d) (a "Cash
                                                                       ----
     Election"), the right to receive an amount in cash, without interest, equal
     --------
     to the Standard Cash Consideration.

     The Merger Consideration shall be payable upon the surrender of the certificate formerly representing such share of Company Common Stock, subject to the provisions of Section 1.10(d). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration, (ii) any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.9 and (iii) any dividends and distributions in accordance with Section 1.10(i), in each case without interest.

     (b) Each share of Company Common Stock that is (i) held in the treasury of the Company or (ii) owned by Parent, Sub or any other direct or indirect Subsidiary of Parent or of the Company, in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

     (c) Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Merger as a share of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding shares of common stock of the Surviving Corporation. No capital stock of Sub will be issued or used in the Merger.

     (d) Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has timely objected to and not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Company Common Stock in accordance with Section 17-6712 of the KGCC shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal or it is determined that such holder does not have appraisal rights in accordance with Section 17-6712 of the KGCC. If after the Effective Time such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have an appraisal right, such shares of Company Common Stock shall be treated as if they had been exchanged as of the Effective Time for a right to receive the Merger Consideration in accordance with this Article I. The Company shall give Parent and Sub prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent and Sub shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable law. The Company shall not, except with the prior written consent of Parent and Sub, make any payment with respect to, or settle or offer to settle, any such demands.

   Section 1.7.  Treatment of Employee Options and Other Employee Equity Rights.
(a) Subject to Sections 1.7(b), 1.7(c) and 1.7(d) prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any Committee thereof) and the Board of Directors of Parent shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time, all outstanding stock options, stock appreciation rights, limited stock appreciation rights, performance units, phantom stock and stock purchase rights (collectively, the "Company Stock Rights") granted prior to the
                                    --------------------
Effective Time whether or not under any employee stock option, performance unit, stock purchase or similar plan of the Company and its Subsidiaries (collectively, the "Stock Plans") shall be assumed by Parent and converted
                    -----------
automatically into similar rights with respect to shares of Parent Common Stock (collectively, "New Stock Rights") in an amount and, if applicable, at an
                ----------------
exercise price determined as provided below:

          (i) the number of shares of Parent Common Stock to be subject to the New Stock Right shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original Company Stock Right immediately prior to the Effective Time and (y) the number of shares of Parent Common Stock into which a share of Company Common Stock issued and outstanding immediately prior to the Effective Time would be converted in the Merger (assuming the holder thereof made a Stock Election and without regard to the provisions of Section 1.11), provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded to the nearest whole share;

          (ii) the exercise price per share of Parent Common Stock under the New Stock Right shall be equal to the exercise price per share of the Company Common Stock under the original Company Stock Right immediately prior to the Effective Time divided by the number of shares of Parent Common Stock into which a share of Company Common Stock issued and outstanding immediately prior to the Effective Time would be converted in the Merger (assuming the holder thereof made a Stock Election and without regard to the provisions of Section 1.11), provided that such exercise price shall be rounded to the nearest whole cent; and

          (iii)  subject to any applicable limitations under the Securities
     Act, Parent shall file a registration statement on Form S-8 (or any successor form) or another appropriate form and shall cause such registration statement to be effective on or prior to the date of the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the New Stock Rights, and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such New Stock Rights shall remain outstanding.

          The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. Each New Stock Right shall be fully vested and exercisable immediately after the Effective Time, except as may otherwise be agreed between the holder thereof and Parent.

     (b) Prior to the Effective Time, the Company will take all actions necessary (i) to shorten the offering period under the Company Employee Stock Purchase Plan in which the Effective Time occurs so that such offering period terminates on the day prior to the Effective Time and (ii) to terminate the Company Employee Stock Purchase Plan effective as of the Effective Time.

     (c) The Company shall take all actions necessary to ensure that, following the Effective Time, no holder of a Company Stock Right or any participant in any Stock Plans shall have any right thereunder to acquire capital stock of the Company, Sub or the Surviving Corporation. The Company will take all actions necessary to ensure that, as of the Effective Time, none of Parent, Sub, the Company, the Surviving Corporation or any of their respective Subsidiaries is or will be bound by any Company Stock Rights, other options, warrants, rights or agreements which would entitle any person, other than Sub or its affiliates, to own any capital stock of the Company, Sub, the Surviving Corporation or any of their respective Subsidiaries or to receive any payment in respect thereof, except as otherwise provided herein.

     (d) Parent agrees that it shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of shares of Parent Common Stock sufficient for issuance upon exercise of the New Stock Rights as contemplated by this Section 1.7.

   Section 1.8. Elections By Holders of Company Common Stock. Each Person who, at the Effective Time, is a record holder of shares of Company Common Stock (other than shares of Company Common Stock to be canceled in accordance with Section 1.6(b) hereof) shall have the right to submit an Election Form specifying the number of shares of Company Common Stock that such Person desires to have converted into the right to receive Parent Common Stock and cash pursuant to the Standard Election, the number of shares of Company Common Stock that such Person desires to have converted into the right to receive Parent Common Stock pursuant to a Stock Election and the number of shares of Company Common Stock that such Person desires to have converted into the right to receive cash pursuant to a Cash Election.

   Section 1.9. Fractional Interests. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a shareholder of Parent. In lieu of any such fractional interests, each holder of shares of Company Common Stock exchanged pursuant to Section 1.6(a) who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock then held by such holder) shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of Parent Common Stock multiplied by the average of the closing prices of the Parent Common Stock on the New York Stock Exchange ("NYSE") as reported on the NYSE Composite
                                 ----
Transaction Tape for the 10 trading days immediately preceding the Closing Date.

   Section 1.10. Surrender of Shares of Company Common Stock; Stock Transfer Books. (a) Prior to the Closing Date, Sub shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Exchange
                                                                   --------
Agent") to receive the shares of Parent Common Stock and the amount of cash
-----
(including any cash payable in lieu of any fractional shares of Parent Common Stock) to which holders of shares of Company Common Stock shall become entitled pursuant to Sections 1.6(a) and 1.9. Immediately before the Effective Time, Parent will, or will cause Sub to, make available to the Exchange Agent sufficient shares of Parent Common Stock and cash to make all exchanges pursuant to Section 1.10(d).

     (b) Promptly after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that
 ------------
delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent), (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash and/or certificates representing shares of Parent Common Stock therefor and (iii) an election form (the "Election Form") providing for such holders to
                                 -------------
make the Standard Election, the Stock Election or the Cash Election. As of the Election Deadline, all holders of shares of Company Common Stock immediately prior to the Effective Time that shall not have submitted to the Exchange Agent or shall have properly revoked an effective, properly-completed Election Form shall be deemed to have made a Standard Election.

     (c) Any Standard Election, Stock Election or Cash Election shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m., New York City time, on a date (the "Election Deadline") not less than twenty
                                    -----------------
(20) business days after the date the Election Forms are mailed to holders of Company Common Stock to be mutually agreed upon by Parent and the Company, an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Certificates, or by an appropriate guarantee of delivery of such Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of Company Common Stock who has made an election by submitting an Election Form to the Exchange Agent may, at any time prior to the Election Deadline, change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash portion of the Merger Consideration and the Parent Common Stock portion of the Merger Consideration and shall notify Parent and the Company of its determination (the "Allocation
                                                                   ----------
Determination").
-------------

     (d) Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive promptly after the Allocation Determination in exchange therefor, (i) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.6(a), (ii) a certified or bank cashier's check in an amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of Section 1.6(a) (including any cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.9), after giving effect to any required tax withholdings and (iii) any dividends or distributions to which such holder is entitled pursuant to Section 1.10(i), and the Certificate so surrendered shall forthwith be canceled. Certificates surrendered for exchange by any Person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act") shall not be
                                         --------------
exchanged, nor shall any such Person have the right to receive the Merger Consideration with respect to any shares of Company Common Stock owned by such Person, until Parent has received a written agreement for such Person as provided in Section 5.11. If the exchange of certificates representing shares of Parent Common Stock is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such exchange shall have paid any transfer and other taxes required by reason of the exchange of certificates representing shares of Parent Common Stock to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

     (e) Parent shall have the right to make reasonable rules, not inconsistent with the terms of this Agreement, governing the validity of the Election Forms, the manner and extent to which Standard Elections, Stock Elections or Cash Elections are to be taken into account in making the determinations prescribed by Section 1.11, the issuance and delivery of certificates for Parent Common Stock into which shares of Company Common Stock are converted in the Merger, and the payment of cash for shares of Company Common Stock converted into the right to receive cash in the Merger.

     (f) Notwithstanding the foregoing provisions of this Section 1.10, the parties hereto may decide to distribute Election Forms to holders of Company Common Stock and require that holders making such elections respond prior to the Effective Time (but not less than twenty (20) business days after the date the Election Forms are mailed to holders of Company Common Stock), upon such additional terms and conditions as may be agreed to by the parties.

     (g) At any time following one year after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it or the Surviving Corporation any shares of Parent Common Stock and cash (including any cash payable in lieu of any fractional shares of Parent Common Stock and dividends or other distributions in respect thereof) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the shares of Parent Common Stock and the amount of cash (including any cash payable in lieu of any fractional shares of Parent Common Stock) payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for shares of Parent Common Stock or cash (including any cash payable in lieu of any fractional shares of Parent Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein or by applicable law.

     (i) No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock it is entitled to receive until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Agreement. Upon such surrender, Parent shall cause to be paid to the Person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the Person entitled to receive such dividends or distributions be entitled to receive interest thereon.

     (j) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

   Section 1.11. Proration. (a) As is more fully set forth below, the aggregate amount of cash to be paid in the Merger shall not exceed the product of (i) thirty percent (30%) of the Standard Cash Consideration multiplied by
(ii) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (such product, the "Maximum
                                                                        -------
Cash Amount").
-----------

          (b) In the event that the sum of the aggregate amount of cash represented by the Cash Elections hereunder received by the Exchange Agent (such sum, the "Requested Cash Amount") exceeds the Maximum Cash Amount minus the
          ---------------------
aggregate amount of cash payable on account of all Standard Elections made or deemed to have been made hereunder (such difference, the "Cash Cap"), each
                                                          --------
holder making a Cash Election hereunder shall receive, for each share of Company Common Stock with respect to which a Cash Election has been made hereunder (x) cash in an amount equal to the Prorated Cash Amount and (y) a number of shares of Parent Common Stock equal to the product of the Stock Consideration and a fraction, the numerator of which is equal to the Standard Cash Consideration minus the Prorated Cash Amount and the denominator of which is the Standard Cash Consideration. The term "Prorated Cash Amount" means the greater of (i) thirty
                          --------------------
percent (30%) of the Standard Cash Consideration and (ii) the product of the Standard Cash Consideration and a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount.

          (c) The aggregate number of shares of Parent Common Stock that may be issued pursuant to Stock Elections hereunder is not subject to any maximum. In the event that the Requested Cash Amount is less than the Cash Cap, each holder making a Stock Election hereunder shall receive, at the option of Parent, for each share of Company Common Stock with respect to which a Stock Election has been made hereunder, (x) not more than the Stock Consideration and not less than a number of shares of Parent Common Stock equal to the product of the Stock Consideration and a fraction, the numerator of which is the Requested Stock Amount minus the difference between the Cash Cap and the Requested Cash Amount, and the denominator of which is the Requested Stock Amount (such fraction, the "Prorated Stock Amount") and (y) cash in an amount equal to the product of (A)
----------------------
the Standard Cash Consideration and (B) one minus the Prorated Stock Amount.
The term "Requested Stock Amount" means the product of (x) the aggregate number
          ----------------------
of shares of Company Common Stock with respect to which Stock Elections have been made and (y) the Standard Cash Consideration.

   Section 1.12. Closing and Closing Date. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 7.1, the closing (the "Closing")
                                                                       -------
of the transactions contemplated by this Agreement shall take place (a) at 9:00 a.m. (Pacific time) on the second business day after all of the conditions to the respective obligations of the parties set forth in Article VI hereof shall have been satisfied or waived or (b) at such other time and date as Parent and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at
                                 ------------
such location as Parent and the Company shall agree.

   Section 1.13. PEPS. Parent shall expressly assume, effective as of the Effective Time, all of the obligations of the Company under the Purchase Contract Agreement, dated as November 25, 1998 (the "Purchase Contract
                                                     -----------------
Agreement"), between the Company and U.S. Bank Trust National Association, as
---------
Purchase Contract Agent, the Purchase Contracts and the Pledge Agreement (as such terms are defined in the Purchase Contract Agreement) by one or more supplemental agreements as provided in Section 9.01 of the Purchase Contract Agreement.

   Section 1.14. Section 16 Affiliates. Parent, the Surviving Corporation and the Company shall take all such steps as may be required to provide that, with respect to each Section 16 Affiliate, (i) the transactions contemplated by this Agreement and (ii) any other dispositions of Company equity securities (including derivative securities) or other acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement, shall be exempt under Rule 16b-3 promulgated under the Exchange Act, in accordance with the terms and conditions set forth in that certain No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

   Section 1.15. Adjustment of Merger Consideration. In the event that, subsequent to the date hereof but prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Standard Consideration, the Standard Cash Consideration and the Stock Consideration shall be appropriately adjusted.

   Section 1.16. Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and each of Parent, Sub and the Company hereby adopt this Agreement as a "plan of reorganization" for purposes of the Code.

                                  ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Parent and Sub that:

   Section 2.1.  Organization and Qualification.  Except as set forth in Section
2.1 of the disclosure schedule delivered by the Company to Parent and Sub concurrently with the execution of this Agreement (the "Company Disclosure
                                                        ------------------
Schedule"), the Company is a corporation duly organized, validly existing and in
--------
good standing under the laws of the State of Kansas, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its Assets and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its Assets makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Company Material Adverse Effect.

   Section 2.2. Subsidiaries. Section 2.2 of the Company Disclosure Schedule sets forth a description as of the date hereof of all Subsidiaries of the Company and each other corporation, partnership, limited liability company, business, trust or other Person in which the Company or any of its Subsidiaries owns, directly or indirectly, an interest in the equity (other than publicly traded securities which constitute less than 5% of the outstanding securities of such series or class) including the name of each such Person and the Company's interest therein, and, as to each Subsidiary identified as a "Material Company Entity" in Section 2.2 of the Company Disclosure Schedule, a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 2.2 of the Company Disclosure Schedule, each of Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of its state of organization, has all requisite organizational power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its Assets and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its Assets make such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Company Material Adverse Effect. Except as set forth in Section 2.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever ("Encumbrances") and there are no outstanding subscriptions, options, calls,
  ------------
contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

   Section 2.3. Capitalization. The authorized capital stock of the Company consists of (i) 150,000,000 shares of Company Common Stock, (ii) 200,000 shares of Class A Preferred Stock, without par value (the "Company Class A Preferred
                                                    -------------------------
Stock"), of which 70,000 shares have been designated as a series of "Class A $5
-----
Cumulative Preferred Stock," 1,200 shares have been designated as a series of "Class A $5.65 Cumulative Preferred Stock" and 125,000 shares have been designated as a series of "Class A $8.50 Cumulative Preferred Stock" and (iii) 2,000,000 shares of Class B Preferred Stock, without par value (the "Company
                                                                     -------
Class B Preferred Stock"), of which 120,000 shares have been designated as a
-----------------------
series of "Class B $8.30 Series Cumulative Preferred Stock" and 150,000 shares have been designated as "Class B Junior Participating Series Preferred Stock". As of the close of business on February 18, 1999, there were issued and outstanding (i) 69,599,036 shares of Company Common Stock, (ii) 70,000 shares of Company Class A Preferred Stock (all of which are shares of Class A $5 Cumulative Preferred Stock) and (iii) no shares of Company Class B Preferred Stock. All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 2.3(a) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment, other than (x) the Company's 8.25% Premium Equity Participating Security Units - PEPS Units ("PEPS Units") (which are exchangeable, in the aggregate, for up to
             ----------
16,059,000 shares of Company Common Stock) and (y) under the Company Rights Agreement. Except as set forth in Section 2.3 of the Company

Disclosure Schedule and pursuant to the provisions of Section 5.13, the Company has no commitments or obligations to purchase or redeem any shares of capital stock of the Company or any of its Subsidiaries. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the voting of any shares of the capital stock of the Company or any of its Subsidiaries by any Person other than the Company or a Subsidiary of the Company. True, accurate and complete copies of the Restated Articles of Incorporation and Bylaws of the Company and the charter and bylaws or other organizational documents and operating agreement for each Subsidiary of the Company, as in effect on the date hereof, have previously been made available to Parent.

   Section 2.4.  Authority; Non-Contravention; Statutory Approvals; Compliance.

   (a) Authority. The Company has all requisite power and authority to enter into this Agreement and, subject to obtaining the requisite approval of the Company's stockholders and the Company Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the applicable Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Sub, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law)). Each member of the Board of Directors of the Company and each of its executive officers has advised the Company and Parent that he or she currently intends to vote or cause to be voted all shares of Company Common Stock owned by him or her in favor of approval of this Agreement.

   (b) Non-Contravention.  Except as set forth in Section 2.4(b) of the
Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both), (i) violate or conflict with any provision of the Restated Articles of Incorporation or Bylaws of the Company or similar governing documents of any of the Company's Subsidiaries, (ii) subject to obtaining the Company Required Statutory Approvals and the Company Stockholders' Approval, violate or conflict with any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective Assets or (iii) subject to obtaining the third-party consents set forth in Section 2.4(b) of the Company Disclosure Schedule (the "Company Required Consents"), violate, conflict with,
                          -------------------------
or result in a breach of any provision of, or constitute a default under, or trigger any obligation to repurchase, redeem or otherwise retire indebtedness under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the Assets (any such violation, conflict, breach, default, trigger, right of termination, cancellation or acceleration, loss or creation, a "Violation") of the Company or any of its Subsidiaries pursuant to any
 ---------
provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which it or any of its Assets may be bound or affected, except, in the case of clauses (ii) and (iii), as would not, in the aggregate, have or be reasonably likely to have a Company Material Adverse Effect.

   (c) Statutory Approvals.  Except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state securities or "blue sky" laws ("Blue Sky Laws"), (ii)
 ------------                                             -------------
for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") or filings or notifications under the antitrust, competition or
      -------
similar laws of any foreign jurisdiction, (iii) for the filing of the Certificate of Merger pursuant to the KGCC and the CGCL, (iv) required filings with and the approval of the Federal Energy Regulatory Commission (the "FERC"),
                                                                        ----
(v) applicable filings and approvals with (x) the Wyoming Public Services Commission and (y) the Colorado Public Utilities Commission, (vi) applicable filings and approvals set forth in Section 2.4(c) of the Company Disclosure Schedule, (vii) applicable filings and/or approvals under the Communications Act and (viii) any notices or filings not required to be given or made until or after the Effective Time, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "Governmental Authority") is necessary
                                         ----------------------
for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such notices, reports, filings, waivers, consents, approvals or authorizations that, if not made or obtained, would not, in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

   (d) Compliance. Except as set forth in Section 2.4(d) of the Company Disclosure Schedule or as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries is in violation of or, to the Company's knowledge, is under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any Governmental Authority, except for violations, investigations and charges relating to Environmental Laws (which are the subject of Section 2.11) and except for violations, investigations and charges that, in the aggregate, would not have or reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 2.4(d) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted except for Environmental Permits (which are the subject of Section 2.11) and permits, licenses, franchises, authorizations, consents and approvals the failure to possess, in the aggregate, would not have or reasonably be expected to have a Company Material Adverse Effect.

   Section 2.5. Reports and Financial Statements. The filings required to be made by the Company and its Subsidiaries since January 1, 1996 under the Securities Act, the Exchange Act, the Federal Power Act (the "Power Act"), the
                                                              ---------
Natural Gas Act (the "Gas Act"), the Natural Gas Policy Act (the "NGPA"), the
                      -------                                     ----
Public Utility Holding Company Act of 1935, as amended (the "1935 Act") or any
                                                             --------
applicable state laws, rules or regulations have been filed with the Securities and Exchange Commission (the "SEC"), the applicable public utility regulatory
                              ---
authorities or the FERC, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and the Company has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the SEC since January 1, 1996 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports
 -------------------
(i) complied, or with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or with respect to those not yet filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been, or with respect to those not yet
 ----------------------------
filed, will be prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present, or with respect to those not yet filed, will fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. Notwithstanding the foregoing, no representation or warranty is being made in this Section 2.5 with respect to information furnished in writing by Parent specifically for inclusion in any Company SEC Report filed after the date hereof or with respect to any Parent SEC Report incorporated therein by reference.

   Section 2.6. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities. (a) Except as set forth in the Company SEC Reports or Section 2.6 of the Company Disclosure Schedule, from January 1, 1998 through the date hereof each of the Company and its Subsidiaries has conducted its business in all material respects only in the ordinary course of such businesses consistent with past practice and there has not been any (i) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company other than (x) quarterly cash dividends of $1.25 per share in respect of the outstanding shares of the Company Class A $5 Cumulative Preferred Stock, (y) quarterly cash dividends of, for the first three fiscal quarters of 1998, $.28, and for fiscal quarters thereafter, $.20, per share (after giving effect to the 3-for-2 stock dividend effected by the Company as of December 31, 1998) in respect of the outstanding shares of the Company Common Stock and (z) as of and after May 31, 1999 semi-annual distributions of up to $1.82221 per outstanding PEP Unit payable in accordance with the terms thereof; (ii) repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any of its Subsidiaries, except in accordance with the Stock Plans; (iii) any material change in any method of accounting or accounting practices by the Company or any of its Subsidiaries other than as required by GAAP or applicable law; or (iv) material change in the Company's business operations, condition (financial or otherwise), results of operations, assets or liabilities.

   (b) Except as set forth in the Company SEC Reports filed as of the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) except (i) liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of the Company or reflected in the notes thereto for the 9-month period ended September 30, 1998, (ii) normal and recurring liabilities which were incurred after September 30, 1998 in the ordinary course of business consistent with past practice or (iii) liabilities, obligations or contingencies that would not, in the aggregate, have a Company Material Adverse Effect.

   Section 2.7. Litigation; Regulatory Proceedings. Except as disclosed in the Company SEC Reports or as set forth in Section 2.7 of the Company Disclosure Schedule, (i) there are as of the date hereof no suits, actions, proceedings or, to the knowledge of the Company, claims pending or, to the knowledge of the Company, threatened, before a court or other Governmental Authority nor are there, to the knowledge of the Company, any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its Subsidiaries and (ii) there are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its Subsidiaries which, in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

   Section 2.8. Registration Statement and Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by the Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "Registration Statement")
                                                     ----------------------
will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement in definitive form relating to the meeting of Company Stockholders to be held in connection with the Merger and the meeting of Parent shareholders to be held in connection with the issuance of shares of Parent Common Stock in the Merger (the "Joint Proxy Statement") will, at the date
                                 ---------------------
mailed to stockholders of the Company and shareholders of Parent and at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time the prior to the Effective Time any event with respect to the Company or any of its Subsidiaries, or with respect to any information supplied by the Company for inclusion or incorporation by reference in the Form S-4 on the Joint Proxy Statement, shall occur which is required to be described in an amendment or supplement to, the Form S-4 or the Joint Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the holders of Company Common Stock. The Joint Proxy Statement, to the extent it relates to the Company, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

   Section 2.9. Tax Matters. (a) Filing of Timely Tax Returns. Except as set forth in Section 2.9(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have filed (or there has been filed on their behalf) all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

   (b) Payment of Taxes. The Company and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

   (c) Tax Reserves. Except as set forth in Section 2.9(c) of the Company Disclosure Schedule, the Company and its Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves adequate to pay all Taxes, all deficiencies in Taxes asserted or proposed against the Company or its Subsidiaries and reserves for deferred income taxes in accordance with GAAP.

   (d) Tax Liens. There are no Tax liens upon the assets of the Company or any of its Subsidiaries except liens for Taxes not yet due and payable.

   (e) Withholding Taxes. The Company and each of its Subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

   (f) Extensions of Time for Filing Tax Returns.  Except as set forth in
Section 2.9(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

   (g) Waivers of Statute of Limitations. Except as set forth in Section 2.9(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

   (h) Expiration of Statute of Limitations. Except as set forth in Section 2.9(h) of the Company Disclosure Schedule, the statute of limitations for the assessment of all federal income and applicable state income or franchise Taxes has expired for all related Tax Returns of the Company and each of its Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any such Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries that has not been resolved and paid in full.

   (i) Audit, Administrative and Court Proceedings. Except as set forth in
Section 2.9(i) of the Company Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns.

   (j) Powers of Attorney. Except as set forth in Section 2.9(j) of the Company Disclosure Schedule, no power of attorney currently in force has been granted by the Company or any of its Subsidiaries concerning any Tax matter.

   (k) Tax Rulings. Except as set forth in Section 2.9(k) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing
-----------
authority relating to Taxes.  "Closing Agreement", as used in this Agreement,
                               -----------------
shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

   (l) Availability of Tax Returns. With respect to the tax years ending on December 31, 1995, December 31, 1996 and December 31, 1997, the Company and its Subsidiaries have made available to Parent complete and accurate copies of
(i) all federal income and state income or franchise Tax Returns, and any amendments thereto, filed by the Company or any of its Subsidiaries for all taxable years commencing January 1, 1995, (ii) all audit reports received from any taxing authority relating to any such Tax Return filed by the Company or any of its Subsidiaries and (iii) any Closing Agreements entered into by the Company or any of its Subsidiaries with any taxing authority with respect to the periods included in such Tax Returns.

   (m) Tax Sharing Agreements. Except as set forth in Section 2.9(m) of the Company Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist between or among the Company and any of its Subsidiaries.

   (n) Code Section 341(f). Neither the Company nor any of its Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

   (o) Code Section 168. No property of the Company or any of its Subsidiaries is property that the Company or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section

168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

   (p) Code Section 481 Adjustments. Except as set forth in Section 2.9(p) of the Company Disclosure Schedule and except for adjustments that in the aggregate could not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and to the best of the knowledge of the Company, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

   (q) Code Sections 6661 and 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns the due date for which was on or before December 31, 1998 and within the meaning of Section 6662 of the Code for Tax Returns the due date for which was after December 31, 1998) that could reasonably be expected to result in a Company Material Adverse Effect have been adequately disclosed (or, with respect to Tax Returns filed following the Closing, will be adequately disclosed) on the Tax Returns of the Company and its Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns the due date for which was on or before December 31, 1998, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns the due date for which was after December 31, 1998.

   (r) NOLs. As of the date hereof, the Company and its Subsidiaries had net operating loss carryovers available to offset future income as set forth in
Section 2.9(r) of the Company Disclosure Schedule. Section 2.9(r) of the Company Disclosure Schedule sets forth the amount of and year of expiration of each company's net operating loss carryovers.

   (s) Credit Carryover. As of the date hereof, the Company and its Subsidiaries had tax credit carryovers available to offset future tax liability as set forth in Section 2.9(s) of the Company Disclosure Schedule. Section 2.9(s) of the Company Disclosure Schedule sets forth the amount and year of expiration of each company's tax credit carryovers.

   (t) Code Section 338 Elections. Except as set forth in Section 2.9(t) of the Company Disclosure Schedule, no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to the Company or any of its Subsidiaries or any of their respective assets or properties.

   (u) Acquisition Indebtedness. Except as set forth in Section 2.9(u) of the Company Disclosure Schedule, no indebtedness of the Company or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of
Section 279(b) of the Code.

   (v) Intercompany Transactions. Except as set forth in Section 2.9(v) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has engaged in any intercompany transactions within the meaning of
Section 1.1502-13 of the Treasury Regulations for which any income remains unrecognized as of the close of the last taxable year prior to the Closing Date.

   (w) Code Section 280G. Except as set forth in Section 2.9(w) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

   (x) Affiliated Group. Except as set forth in Section 2.9(x) of the Company Disclosure Schedule, none of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for Taxes of any other Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

   (y) Tax Treatment of Merger. The Company has not taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or Sub or any of their respective affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(D) of the Code.

   Section 2.10. Employee Matters; ERISA. (a) Benefit Plans. Section 2.10(a) of the Company Disclosure Schedule contains a true and complete list of each material employee benefit plan, program or arrangement currently sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries or for which the Company or any of its Subsidiaries may have any liability, including, but not limited to, any employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any employment, consulting, non-compete, severance or change in
  -----
control agreement (collectively, the "Company Benefit Plans"). For the purposes
                                      ---------------------
of this Section 2.10 only, the term "Company" shall be deemed to include predecessors thereof.

   (b) Termination of Company Benefit Plans; Withdrawal. All of the Company Benefit Plans (other than any multiemployer plan, as defined in Section 3(37) of ERISA) can be terminated by the Company without incurring any material liability. Subject to any collective bargaining obligations, except as set forth in Section 2.10(a) of the Company Disclosure Schedule, the Company and its Subsidiaries can withdraw from participation in any Company Benefit Plan that is a multiemployer plan, without incurring any material liability.

   (c) Contributions. Except as set forth in Section 2.10(c) of the Company Disclosure Schedule, all material contributions and other payments required to be made as of date hereof by the Company or any of its Subsidiaries to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been properly reflected in the Company Financial Statements in accordance with GAAP.

   (d) Qualification; Compliance. Except as set forth in Section 2.10(d) of the Company Disclosure Schedule, each of the Company Benefit Plans (other than any multiemployer plan as defined in Section 3(37) of ERISA) intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of the Company, no circumstances exist that are reasonably expected by the Company to result in the revocation of any such determination. The Company is in compliance in all material respects with, and each Company Benefit Plan (other than any multiemployer plan as defined in Section 3(37) of ERISA) is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Company Benefit Plan (other than any multiemployer plan as defined in Section 3(37) of ERISA) intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the material requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

   (e) Liabilities. With respect to the Company Benefit Plans individually and in the aggregate, no event has occurred, and, to the best knowledge of the Company, there exists no condition or set of circumstances that is reasonably likely to subject the Company or any of its Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which the Company
                  ----
is a party, which liability could reasonably be expected to have a Company Material Adverse Effect.

   (f) Welfare Plans. Except as set forth in Section 2.10(e) of the Company Disclosure Schedule, none of the Company Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any retiree benefits other than coverage mandated by applicable law or benefits the full cost of which is borne by the retiree.

   (g) Documents Made Available. The Company has made available to Parent a true and correct copy of each collective bargaining agreement to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has obligations and, with respect to each Company Benefit Plan, (i) such plan and summary plan description, as applicable, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan and (v) the most recent actuarial report or valuation.

   (h) Payments Resulting from Mergers. Except as set forth in Section 2.10(g) of the Company Disclosure Schedule or specifically provided for herein, neither the Company nor any of its Subsidiaries is a party to any plan, agreement or arrangement pursuant to the terms of which the consummation or announcement of any transaction contemplated by this Agreement will (either alone or in connection with the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer, employee, former employee or director thereof or to a trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Company Benefit Plan being established or becoming accelerated, or immediately vested or payable.

          Section 2.11. Environmental Protection. (a) Compliance. Except as set forth in the Company SEC Reports or in Section 2.11(a) of the Company Disclosure Schedule, (i) each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws and
(ii) to the knowledge of the General Counsel and the Director of Environmental Health and Safety of the Company, neither the Company nor any of its Subsidiaries has received any unresolved written communication since January 1, 1996 from any Person or Governmental Authority that alleges that the Company or any of its Subsidiaries is not in such compliance with applicable Environmental Laws.

          (b) Environmental Permits. Except as set forth in the Company SEC Reports or as set forth in Section 2.11(b) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has obtained or has applied for all material environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the
                                   ---------------------
construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

          (c) Environmental Claims. Except as set forth in the Company SEC Reports or as set forth in Section 2.11(c) of the Company Disclosure Schedule or except as would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) as of date hereof, there is no Environmental Claim pending (x) against the Company or any of its Subsidiaries,
(y) to the Company's knowledge, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed contractually or (z) against any real or personal property or operations which the Company or any of its Subsidiaries owns, leases or manages, in whole or in part, and (ii) there are no past or present actions, activities, circumstances, conditions, events or incidents which could reasonably be expected to form the basis of any such Environmental Claim.

          (d) Releases. Except as set forth in the Company SEC Reports or as set forth in Section 2.11(c) or Section 2.11(d) of the Company Disclosure Schedule, as of date hereof there have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the Company's knowledge against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed contractually, except for those that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (e) Predecessors. Except as set forth in the Company SEC Reports or as set forth in Section 2.11(e) of the Company Disclosure Schedule and, to the Company's knowledge, with respect to any predecessor of the Company or any Subsidiary of the Company, there is no Environmental Claim pending or threatened, nor any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, except for those that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (f) Disclosure. The Company has made available to Parent all material documents which the Company reasonably believes provide the basis for (i) the cost of Company pollution control equipment currently required or known to be required in the future; (ii) current Company remediation costs or Company remediation costs known or suspected to be required in the future; or (iii) any other environmental matter affecting the Company, except for those that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (g) Cost Estimates. No environmental matter set forth in the Company SEC Reports or the Company Disclosure Schedule could reasonably be expected to substantially differ from the cost or recovery estimates provided in the Company SEC Reports.

          (h) Reports. Each of the Company and its Subsidiaries has made available to Parent true, complete and correct summaries or copies of all environmental audits, assessments or investigations, including test results and drafts, which (i) have been conducted by or on behalf of the Company or any of its Subsidiaries since January 1, 1996 and (ii) are available to, or in the possession of, the Company or any of its Subsidiaries on any currently or formerly owned, leased or operated property.

          (i) Release. Except as set forth in Section 2.11(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has released any party from any material claim under any Environmental Law or waived any rights against any other party under any Environmental Law, except for those that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (j) Prior Indemnification Agreements. Except as set forth in Section 2.11(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into any material agreement that may require the Company or any of its Subsidiaries to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person for or against any Environmental Claim, except for those that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 2.12.  Regulation.

          (a) The Company is regulated as a local distribution company or public utility by the States of Colorado, Wyoming and Nebraska and as a pipeline or gatherer by the States of Oklahoma, Montana, New Mexico, Colorado, Wyoming, Texas, Kansas and Utah and by no other state and is a "public utility company" and a "gas utility company" under the 1935 Act. Except as set forth in Section
2.12 of the Company Disclosure Schedule, neither the Company (except as aforesaid) nor any of its Subsidiaries is subject to regulation as a local distribution company, pipeline, gatherer, storage provider or public utility or public service company (or similar designation) by any other state in the United States or any foreign country, is a "holding company," "gas utility company," "electric utility company," "public utility company" or an

"affiliate" of any "public utility company" (other than the Company) or "holding company" as defined under the 1935 Act or the holder of an authorization or certificate issued under Section 3 or Section 7 of the Gas Act.

          (b) The Company holds no assets in its own name subject to the jurisdiction of the United States under Section 7(c) of the Gas Act. Section 2.12(b) of the Company Disclosure Schedule sets forth all of the Company's direct and indirect interests in electrical generation assets. Each of the foregoing electric generation assets sells all of its electric generating output pursuant to contracts under, and is defined as, a qualifying facility pursuant to the Public Utilities Regulatory Policy Act of 1978 ("PURPA"). The Company
                                                        -----
has no direct or indirect control or ownership of electric transmission facilities.

          Section 2.13. Vote Required. Giving effect to the redemption of the Company Class A Preferred Stock pursuant to the provisions of Section 5.13, the approval of the Merger by the affirmative vote of a majority of the votes entitled to be cast by all holders of Company Common Stock are the only votes of the holders of any class or series of the capital stock of the Company required to approve this Agreement, the Merger and the other transactions contemplated hereby (the "Company Stockholders' Approval"). The Board of Directors of the
             ------------------------------
Company has (i) unanimously approved this Agreement, (ii) determined that the Merger is fair to, and in the best interests of, the holders of Company Common Stock and (iii) subject to Section 5.1(b), resolved to recommend this Agreement and the Merger to such holders for approval and adoption and directed that this Agreement be submitted to such holders. The Company hereby agrees to the inclusion in the Form S-4 and the Joint Proxy Statement of the recommendations of the Board of Directors described in this Section 2.13.

          Section 2.14. Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Company
                                                                        -------
Financial Advisor") dated February 19, 1999, to the effect that, as of such
-----------------
date, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. The Company has been authorized by the Company Financial Advisor to permit (or reference thereto) the inclusion of such fairness opinion in the Form S-4 and the Joint Proxy Statement.

          Section 2.15. Insurance. Except as set forth in Section 2.15 of the Company Disclosure Schedule, each of the Company and its Subsidiaries is, and has been continuously since January 1, 1996, insured with financially responsible insurers or under other financially responsible arrangements in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by the Company and its Subsidiaries during such time period. Neither the Company nor its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries. The insurance policies of the Company and each of its Subsidiaries are valid and enforceable policies in all material respects.

          Section 2.16. Company Rights Agreement. The Company has delivered to Parent a true and complete copy of the Company Rights Agreement as in effect on the date hereof. Prior to the Effective Time, the Company will have taken all necessary action to amend the Company Rights Agreement so that neither the execution of this Agreement nor the consummation of the Merger and the other transactions contemplated hereby will (a) cause the Company Rights to become exercisable, (b) cause Parent, Sub or the Surviving Corporation to become an Acquiring Person (as such term is defined in the Company Rights Agreement) or (c) give rise to a Distribution Date or a Shares Acquisition Date. The Company shall cause the Company Rights Agreement to be amended so that the rights issued thereunder shall expire immediately prior to the Effective Time.

          Section 2.17. Brokers. No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger.

          Section 2.18. No Other Agreements to Sell the Company or Its Assets. Except pursuant to this Agreement and as set forth in Section 2.18 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other Person to sell any material portion of the Assets of the Company or any of its Subsidiaries, to sell any material portion of the capital stock or other ownership interests of the Company or any of its Subsidiaries (other than (x) pursuant to the exercise of Company Stock Rights granted under the Stock Plans, (y) the Thermo Agreements or (z) upon exchange of the PEPS Units), or to effect any merger, consolidation or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto. Since January 30, 1999, the Company has executed no confidentiality agreement with any Person in connection with its consideration of acquiring all or a substantial part of the Assets or capital stock of the Company or any of its Subsidiaries.

          Section 2.19. Assets. Except as set forth in Section 2.19(a) of the Company Disclosure Schedule or except as would not, in the aggregate, have or be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries have good and marketable or, with respect to Assets located in the State of Texas, defensible title to or a valid leasehold estate in or a valid right to use all of the material Assets (other than easements and rights of way which are the subject of Section 2.25) reflected on the Company's balance sheet at September 30, 1998 (except for Assets subsequently sold in the ordinary course of business consistent with past practice). All of such Assets are free and clear of all Encumbrances (other than Permitted Encumbrances) and have been maintained in reasonable operating condition and repair, subject to ordinary wear and tear.

          Section 2.20.  Contracts and Commitments.  As of the date hereof,
Section 2.20 of the Company Disclosure Schedule contains a complete and accurate list of all contracts (written or oral), plans, undertakings, commitments or agreements (including, without limitation, intercompany Contracts) ("Contracts")
                                                                     ---------
of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

          (a) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers, directors or stockholders of the Company, and all severance, change in control or similar arrangements with any officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to any officers, employees or agents of the Company following the consummation of the transactions contemplated hereby or termination or change of terms and conditions of employment;

          (b) collective bargaining agreements;

          (c) (i) all gas sales and purchase Contracts that are not cancellable or otherwise terminable on or prior to December 31, 1999 and that have volumes greater than 5,000 MMBtu/day and all firm transportation and storage Contracts related to the commodity marketing or Texas intrastate gas marketing operations of the Company, (ii) gathering Contracts in excess of $2.0 million annually,
(iii) gas purchases for plant shrink and fuel in excess of $6.0 million annually, (iv) liquid hydrocarbon purchases for purposes of resale in excess of $4.0 million annually, (v) gas sales at plant outlets in excess of $6.0 million annually, (vi) liquid hydrocarbon sales in excess of $6.0 million annually,
(vii) processing agreements in excess of $2.0 million annually, (viii) Natural Gas Pipeline transportation contracts in excess of $2.4 million annually, (ix) Natural Gas Pipeline storage and balancing contracts in excess of $2.4 million annually, (x) the 10 largest KN Interstate transportation and/or storage Contracts (measured by combined annual revenue), (xi) all Mid-Con Texas Pipeline Contracts with Houston Lighting & Power, (xii) all Mid-Con Texas Pipeline Contracts with Entex, (xiii) the ten largest Mid-Con Texas Pipeline end use sales contracts (measured by annual revenue), (xiv) all West Texas System Contracts with Energas, (xv) all West Texas System Contracts with Southwest Public Service, (xvi) all West Texas System Contracts with Texas Utilities,
(xvii) the ten largest remaining West Texas System end use sales Contracts (measured by annual revenue), (xviii) all Rocky Mountain Natural and Northern Gas Company Contracts with the Company's retail gas divisions, (xix) the ten largest regulated utility franchise agreements (measured by annual revenue),
(xx) "qualifying facilities" (as defined under PURPA) Contracts for plant outlet power sales, and (xxi) all en*able and Orcom Contracts for services which are not cancelable or otherwise terminable on or prior to December 31, 1999;

          (d) Contracts for the purchase of inventory which are not cancelable (without material penalty, cost or other liability) within one year and, other than Contracts described elsewhere in this Section 2.20, other Contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $1,000,000 which are not cancelable (without material penalty, cost or other liability) within 90 days;

          (e) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments providing for the lending of money, whether as borrower, lender or guarantor, in excess of $1,000,000;

          (f) Contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location, including, without limitation, any preferential rights granted to third parties;

          (g) any Contract pending for the acquisition or disposition, directly or indirectly (by merger or otherwise) of material Assets (other than inventory) or capital stock of any Person (including, without limitation, the Company or any of its Subsidiaries); and

          (h) Other than Contracts described elsewhere in this Section 2.20 or Contracts which may be omitted pursuant to the specific size limitations set forth in other provisions of this Section 2.20, Contracts between the Company and any of its wholly-owned Subsidiaries, on one hand, and any Subsidiary of the Company which is not wholly-owned, directly or indirectly, by the Company, on the other hand.

          True copies of the written Contracts identified in Section 2.20 of the Company Disclosure Schedule (except as to the Contracts identified in Section 2.20(c), true copies of only those Contracts which are material as to one or more of the categories listed in Section 2.20(c)), or with respect to the Natural Gas Pipeline Transportation and Storage Contracts, true summaries of all material terms, have been delivered or made available to Parent. Promptly after the date of this Agreement, the Company shall use its reasonable best efforts to obtain all required consents to deliver or make available the Natural Gas Pipeline Transportation and Storage Contracts to Parent and, upon obtaining such consents, shall deliver or make available to Parent all of the Natural Gas Pipeline Transportation and Storage Contracts.

          Section 2.21. Absence of Breaches or Defaults. Except as set forth in Section 2.21 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is and, to the knowledge of the Company, no other party is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation of), any term, condition or provision of (i) their respective charters, bylaws or other governing documents or (ii) any Contract identified on Section 2.20 of the Company Disclosure Schedule except, in the case of clause (ii) for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Company Material Adverse Effect; provided that any defaults, breaches, violations or events with respect to those Contracts referred to in Section 2.20(e) shall be scheduled without regard to any Company Material Adverse Effect. Other than contracts which have terminated or expired in accordance with their terms, each of the Contracts identified on Section 2.20 of the Company Disclosure Schedule is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Company or any of its Subsidiaries to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company or any of its Subsidiaries, except as set forth in Section 2.21 of the Company Disclosure Schedule.

          Section 2.22. Labor Matters. (a) Section 2.22(a) of the Company Disclosure Schedule contains a complete list of all organizations representing the employees of the Company or any of its Subsidiaries. As of the date hereof, there is no strike or work stoppage, pending or, to the knowledge of the Company, threatened, which involves any employees of the Company or any of its Subsidiaries.

          (b) Section 2.22(b) of the Company Disclosure Schedule contains as of the date hereof (i) a list of all material unfair employment or labor practice charges which are presently pending which, to the knowledge of the Company, have been filed with any governmental authority by or on behalf of any employee against the Company or any of its Subsidiaries and (ii) a list of all material employment-related litigation, including, without limitation, arbitrations or administrative proceedings which are presently pending, filed by or on behalf of any former, current or prospective employee against the Company or any of its Subsidiaries.

          (c) Except as described in Sections 2.22(a) and (b) of the Company Disclosure Schedule, there are not presently pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries any claims by any governmental authority, labor organization, or any former, current or prospective employee alleging that the Company or any such employer has violated any applicable laws respecting employment practices, except where such claims would not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 2.23. Affiliate Transactions. Except as set forth in the Company SEC Reports and Schedule 2.23 of the Company Disclosure Schedule, from December 31, 1997 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings (and no such arrangements are pending) between the Company or any of its Subsidiaries, on the one hand, and affiliates of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          Section 2.24. Chapter 17-12,100 of the KGCC; State Takeover Statutes. Prior to the date hereof, the Board of Directors of the Company has approved this Agreement and the Merger and the other transactions contemplated hereby, and such approval is sufficient to render inapplicable to the Merger and any of such other transactions the provisions of Sections 17-12,100 through 17-12,104 of the KGCC and Sections 17-1286 through 17-1298 of the KGCC. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby and no provision of the Restated Articles of Incorporation or Bylaws of the Company or the charter or bylaws of any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of capital stock of the Company and its Subsidiaries that may be acquired or controlled by Parent as contemplated by this Agreement.

          Section 2.25. Easements. The businesses of the Company and each of its Subsidiaries are being operated in a manner which does not violate (in any manner which would, or which would be reasonably likely to, have a Company Material Adverse Effect) the terms of any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property (collectively, "Easements") used by the Company and each of its
                         ---------
Subsidiaries in such businesses. All Easements are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business, except where the failure of any such Easement to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder would have a Company Material Adverse Effect. There are no special gaps in the Easements which would impair the conduct of such businesses in a manner which would, or which would be reasonably likely to, have a Company Material Adverse Effect, and no part of the pipelines, equipment and other tangible personal property used in connection with the Company's pipeline operations is located on property which is not owned in fee by the Company or a Subsidiary or subject to an Easement in favor of the Company or a Subsidiary, where the failure of such pipelines, equipment or assets to be so located would have a Company Material Adverse Effect. As of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened actions against any Easements which are reasonably likely to have a Company Material Adverse Effect.

          Section 2.26. Commodity Price Exposure. The Risk Management Committee of the Company has established risk parameters, limits and guidelines in compliance with the risk management policy approved by the Company's Board of Directors which parameters, limits and guidelines have been previously provided to Parent (the "Company Trading Guidelines") to restrict the level of risk that
                --------------------------
the Company and its Subsidiaries are authorized to take with respect to the net position resulting from all physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments (the "Net
                                                                      ---
Company Position") and monitors the compliance by the Company and its
----------------
Subsidiaries with such risk parameters. As of the date hereof, (i) the Net Company Position is within the risk parameters which are set forth in the Company Trading Guidelines and (ii) the exposure of the Company and its Subsidiaries with respect to their net position resulting from all physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments is not material to the Company and its Subsidiaries taken as a whole. Except as previously disclosed in writing to Parent, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to any agreement for (x) the purchase, sale, transportation, storage of petroleum, petroleum products, natural gas, natural gas liquids, electricity, or other energy products which would result in a loss or have a negative value in excess of $5.0 million when marked to market in accordance with generally recognized mark to market accounting policies that have been discussed and agreed to by the parties or (y) for the processing of natural gas and natural gas liquids which would result in a loss in excess of $2.0 million when valued at market prices as of the date hereof.

          Section 2.27. Year 2000. All Software and hardware systems currently utilized by the Company and its Subsidiaries and material to the operation of their respective businesses are capable of providing or are being adapted or replaced to provide on or before December 31,

1999 accurate results using data having date ranges spanning the twentieth and twenty-first centuries, except where the failure to provide such accurate results is not reasonably expected to have a Company Material Adverse Effect.

          Section 2.28. Intellectual Property and Software. Subject to obtaining required consents under all license agreements pursuant to which the Company or its Subsidiaries have obtained the right to use the Intellectual Property owned by third parties, the Surviving Corporation, after giving effect to the Merger, will own or have the valid, legal right to use all Intellectual Property and Software used in connection with its business as conducted by the Company on the date hereof. The Company and its Subsidiaries have used commercially reasonable measures to protect the confidentiality of the material trade secrets used in connection with its business. To the Company's knowledge, no material Intellectual Property or Software used in connection with its businesses has been improperly used, improperly divulged or misappropriated by the Company or any other Person. As of the date hereof, neither the Company nor any of its Subsidiaries has made in the past three years any claim in writing which remains unresolved of a violation, infringement, misuse or misappropriation by others of rights of the Company and its Subsidiaries to or in connection with any material Intellectual Property used in connection with its business. There is no pending or, to the knowledge of the Company, threatened claim by any third person of a violation, infringement, misuse or misappropriation by any of the Company or any of its Subsidiaries of any Intellectual Property or Software owned by any third person, or of the invalidity of any patent used in connection with its business, that would, individually or in the aggregate, have a Company Material Adverse Effect.

                                 ARTICLE III.
                       REPRESENTATIONS AND WARRANTIES OF
                                PARENT AND SUB

          Parent and Sub hereby, jointly and severally, represent and warrant to the Company that:

          Section 3.1.  Organization and Qualification.  Except as set forth in
Section 3.1 of the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the "Parent Disclosure
                                                        -----------------
Schedule"), Parent is a corporation duly organized, validly existing and in good
--------
standing under the laws of the State of California has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its Assets and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its Assets makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Parent Material Adverse Effect.

          Section 3.2. Subsidiaries. Section 3.2 of the Parent Disclosure Schedule sets forth a description as of the date hereof of all Subsidiaries of Parent and each other corporation, partnership, limited liability company, business, trust or other Person in which Parent or any of its Subsidiaries owns, directly or indirectly, an interest in the equity (other than publicly traded securities which constitute less than 5% of the outstanding securities of such series or class) including the name of each such Person and Parent's interest therein, and, as to each Subsidiary identified as a "Material Parent Entity" in Section 3.2 of the Parent Disclosure Schedule, a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 3.2 of the Parent Disclosure Schedule, each of Parent's Subsidiaries is duly organized, validly existing and in good standing under the laws of its state of organization, has all requisite organizational power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease or operate its Assets and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its Assets make such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Parent Material Adverse Effect. Except as set forth in Section 3.2 of the Parent Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Parent free and clear of any Encumbrances and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

          Section 3.3. Capitalization. (a) The authorized capital stock of Parent consists of (i) 750,000,000 shares of Parent Common Stock and (ii) 250,000,000 shares of preferred stock, without par value (the "Parent Preferred
                                                               ----------------
Stock"). As of the close of business on February 17, 1999, there were issued and
-----
outstanding (i) 240,139,973 shares of Parent Common Stock and (ii) no shares of Parent Preferred Stock. All of the issued and outstanding shares of the capital stock of Parent are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 3.3(a) of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment, other than the Parent Rights Plan. True, accurate and complete copies of the Articles of Incorporation and Bylaws of Parent and Sub, as in effect on the date hereof, have previously been made available to the Company.

          (b) The authorized capital stock of Sub consists of 100 shares of common stock, no par value, 100 shares of which are duly authorized, validly issued and outstanding, fully paid and nonassessable and owned by Parent free and clear of all liens, claims and encumbrances.

          (c) None of Parent or any of its Subsidiaries, or to Parent's knowledge, any of their respective affiliates, beneficially owns as of the date hereof in the aggregate more than 3% of the outstanding shares of Company Common Stock, and, except to the extent permitted by the Confidentiality Agreement, neither Parent nor its Subsidiaries will acquire any shares of Company Common Stock prior to the Company Stockholders Meeting.

          Section 3.4. Authority; Non-Contravention; Statutory Approvals; Compliance.

          (a) Authority. Each of Parent and Sub has all requisite power and authority to enter into this Agreement and, subject to obtaining the requisite approval of Parent's shareholders and the applicable Parent Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to obtaining the requisite approval of Parent's shareholders. This Agreement has been duly and validly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the valid and binding obligation of Parent and Sub enforceable against them in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law)).

          (b) Non-Contravention. Except as set forth in Section 3.4(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Sub does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both), (i) violate or conflict with any provision of the Articles of Incorporation, Bylaws or similar governing documents of Parent or any of its Subsidiaries, (ii) subject to obtaining the required Parent Statutory Approvals and the approval of Parent's shareholders, violate or conflict with any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective Assets, or (iii) subject to obtaining the third-party consents set forth in Section 3.4(b) of the Parent Disclosure Schedule (the "Parent Required Consents"), violate, conflict with, or result in a breach of
-------------------------
any provision of, or constitute a default under, or trigger any obligation to repurchase, redeem or otherwise retire indebtedness under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the Assets of Parent or any of its Subsidiaries pursuant to any provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its Subsidiaries is now a party or by which it or any of its Assets may be bound or affected, except in the case of clauses (ii) and (iii) as would not, in the aggregate, have or be reasonably likely to have or be reasonably likely to have a Parent Material Adverse Effect.

          (c) Statutory Approvals. Except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act and Blue Sky Laws, (ii) for the pre-merger notification requirements of the HSR Act or filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction,
(iii) for the filing of the Certificate of Merger pursuant to the KGCC and the CGCL, (iv) required filings with and the approval of the FERC, (v) applicable filings and approvals with the Colorado Public Utilities Commission and the Wyoming Public Service Commission, (vi) applicable filings and approvals set forth in Section 3.4(c) of the Parent Disclosure Schedule, (vii) applicable filings and/or approvals under the Communications Act, (viii) applicable filings and approvals under the 1935 Act; and (ix) any notices or filings not required to be given or made until or after the Effective Time, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for such notices, reports, filings, waivers, consents, approvals or authorizations that, if not made or obtained, would not, in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

          (d) Compliance.  Except with respect to the matters set forth in
Section 3.4(d) of the Parent Disclosure Schedule or as disclosed in the Parent SEC Reports, neither the Parent nor any of its Subsidiaries is in violation of or, to Parent's knowledge, is under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any Governmental Authority, except for violations, investigations and charges relating to Environmental Laws (which are the subject of Section 3.13) and except for violations, investigations and charges that, in the aggregate would not have or reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 3.4(d) of the Parent Disclosure Schedule, Parent and each of its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except for Environmental Permits (which are the subject of Section 3.13) and permits, licenses, franchises, authorizations, consents and approvals the failure to possess would not have or reasonably be expected to have a Parent Material Adverse Effect.

          Section 3.5. Reports and Financial Statements. The filings required to be made by Parent and its Subsidiaries since January 1, 1996 under the Securities Act, the Exchange Act, the California Public Utilities Act, the Power Act, the Gas Act, the NGPA or the 1935 Act have been filed with the SEC, the California Public Utilities Commission ("CPUC") or the FERC, as the case may
                                         ----
be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and Parent has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent (or its predecessors) with the SEC since January 1, 1996 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"). As of their
                                            ------------------
respective dates, the Parent SEC Reports (i) complied, or with respect to those not yet filed, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or with respect to those not yet filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (collectively, the "Parent Financial Statements") have been, or with respect to those not yet
 ---------------------------
filed, will be prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present, or with respect to those not yet filed, will present the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. Notwithstanding the foregoing, no representation or warranty is being made in this Section 3.5 with respect to information furnished in writing by the Company specifically for inclusion in any Parent SEC Report filed after the date hereof or with respect to any Company SEC Report incorporated therein by reference.

   Section 3.6.  Absence of Certain Changes or Events; Absence of Undisclosed
Liabilities.  (a)    Except as set forth in the Parent SEC Reports or Section
3.6 of the Parent Disclosure Schedule, from January 1, 1998 through the date hereof each of Parent and its Subsidiaries has conducted its business in all material respects only in the ordinary course of such businesses consistent with past practice and there has not been any material change in Parent's business operations, condition (financial or otherwise), results of operations, assets or liabilities.

          (b) Except as set forth in the Parent SEC Reports filed as of the date hereof, neither Parent nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) except (i) liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of Parent or reflected in the notes thereto for the 9-month period ended September 30, 1998, or in the financial statements of Pacific Enterprises or Enova Corporation or in the respective notes thereto for the year ended December 31, 1997 or (ii) normal and recurring liabilities which were incurred after September 30, 1998 in the ordinary course of business consistent with past practice or (iii) liabilities, obligations or contingencies that would not, in the aggregate, have a Parent Material Adverse Effect.

   Section 3.7. Registration Statement and Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Parent or Sub for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement will, at the date mailed to the shareholders of Parent and stockholders of the Company and at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Parent or any of its Subsidiaries, or with respect to information supplied by Parent or Sub for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Form S-4 or the Joint Proxy Statement, such event shall be so described, and such amendment shall be promptly filed with the SEC and, as required by law, disseminated to the holders of Parent Common Stock. The Registration Statement and the Joint Proxy Statement, in each case to the extent it relates to Parent or Sub, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder.

   Section 3.8. Tax Matters. (a) Filing of Timely Tax Returns. Except as set forth in Section 3.8(a) of the Parent Disclosure Schedule, Parent and each of its Subsidiaries have filed (or there has been filed on their behalf) all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

          (b) Payment of Taxes. Parent and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

          (c) Tax Reserves. Except as set forth in Section 3.8(c) of the Parent Disclosure Schedule, Parent and its Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves adequate to pay all Taxes, all deficiencies in Taxes asserted or proposed against Parent or its Subsidiaries and reserves for deferred income taxes in accordance with GAAP.

          (d) Tax Liens. There are no Tax liens upon the assets of Parent or any of its Subsidiaries except liens for Taxes not yet due and payable.

          (e) Withholding Taxes. Parent and each of its Subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

          (f) Extensions of Time for Filing Tax Returns.  Except as set forth in
Section 3.8(f) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

          (g) Waivers of Statute of Limitations. Except as set forth in Section 3.8(g) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

          (h) Expiration of Statute of Limitations.  Except as set forth in
Section 3.8(h) of the Parent Disclosure Schedule, the statute of limitations for the assessment of all federal income and applicable state income or franchise Taxes has expired for all related Tax Returns of Parent and each of its Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any such Taxes has been proposed, asserted or assessed against Parent or any of its Subsidiaries that has not been resolved and paid in full.

          (i) Audit, Administrative and Court Proceedings. Except as set forth in Section 3.8(i) of the Parent Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns.

          (j) Powers of Attorney. Except as set forth in Section 3.8(j) of the Parent Disclosure Schedule, no power of attorney currently in force has been granted by Parent or any of its Subsidiaries concerning any Tax matter.

          (k) Tax Rulings. Except as set forth in Section 3.8(k) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

          (l) Availability of Tax Returns. With respect to the tax years ending on December 31, 1995, December 31, 1996, and December 31, 1997, Parent and its Subsidiaries have made available to the Company complete and accurate copies of
(i) all federal income and state income or franchise Tax Returns, and any amendments thereto, filed by Parent or any of its Subsidiaries, (ii) all audit reports received from any taxing authority relating to any such Tax Return filed by Parent or any of its Subsidiaries and (iii) any Closing Agreements entered into by Parent or any of its Subsidiaries with any taxing authority with respect to the periods included in such Tax Returns.

          (m) Tax Sharing Agreements. Except as set forth in Section 3.8(m) of the Parent Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist between or among Parent and any of its Subsidiaries.

          (n) Code Section 341(f). Neither Parent nor any of its Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

          (o) Code Section 168. Except as set forth in Section 3.8(o) of the Parent Disclosure Schedule, no property of Parent or any of its Subsidiaries is property that Parent or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

          (p) Code Section 481 Adjustments. Except as set forth in Section 3.8(p) of the Parent Disclosure Schedule and except for adjustments that in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Parent or any of its Subsidiaries, and to the best of the knowledge of Parent, the IRS has not proposed any such adjustment or change in accounting method.

          (q) Code Sections 6661 and 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns the due date for which was on or before December 31, 1998 and within the meaning of Section 6662 of the Code for Tax Returns the due date for which was after December 31, 1998) that could reasonably be expected to result in a Parent Material Adverse Effect have been adequately disclosed (or, with respect to Tax Returns filed following the Closing, will be adequately disclosed) on the Tax Returns of Parent and its Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns the due date for which was on or before December 31, 1998, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns the due date for which was after December 31, 1998.

          (r) NOLs. As of the date hereof, Parent and its Subsidiaries have no net operating loss carryovers available to offset future income.

          (s) Credit Carryover. As of the date hereof, Parent and its Subsidiaries have no tax credit carryovers available to offset future tax liability.

          (t) Code Section 338 Elections. Except as set forth in Section 3.8(t) of the Parent Disclosure Schedule, no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to Parent or any of its Subsidiaries or any of their respective assets or properties.

          (u) Acquisition Indebtedness. Except as set forth in Section 3.8(u) of the Parent Disclosure Schedule, no indebtedness of Parent or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of
Section 279(b) of the Code.

          (v) Intercompany Transactions. Except as set forth in Section 3.8(v) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has engaged in any intercompany transactions within the meaning of Section 1.1502-13 of the Treasury Regulations for which any income remains unrecognized as of the close of the last taxable year prior to the Closing Date.

          (w) Code Section 280G. Except as set forth in Section 3.8(w) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (x) Affiliated Group. Except as set forth in Section 3.8(x) of the Parent Disclosure Schedule, none of Parent and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (B) has any liability for Taxes of any other Person (other than any of Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (y) Tax Treatment of Merger. Neither Parent nor Sub has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(D) of the Code.

   Section 3.9. Vote Required. The approval of the Merger by the affirmative vote of a majority of the votes entitled to be cast by all holders of Parent Common Stock is the only votes of the holders of any class or series of the capital stock of Parent required to approve this Agreement, the Merger and the other transactions contemplated hereby.

Section 3.10. Opinion of Financial Advisor. Parent has received the opinion of Goldman, Sachs & Co. (the "Parent Financial Advisor"), dated February 19, 1999,
                           ------------------------
to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of Parent Common Stock. Parent has been authorized by the Parent Financial Advisor to permit the inclusion of such fairness opinion (or reference thereto) in the Form S-4 and the Joint Proxy Statement.

   Section 3.11. Brokers. No broker, finder or investment banker (other than the Parent Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Sub.

Section 3.12. Litigation; Regulatory Proceedings. Except as disclosed in the Parent SEC Reports or as set forth in Section 3.12 of the Parent Disclosure Schedule, (i) there are as of the date hereof no suits, actions, proceedings or, to the knowledge of Parent, claims pending or, to the knowledge of Parent, threatened, before a court or other Governmental Authority nor are there, to the knowledge of Parent, any investigations or reviews pending or threatened against, relating to or affecting Parent or any of its Subsidiaries and (ii) there are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of its Subsidiaries which, in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect.

   Section 3.13. Environmental Protection. (a) Compliance. Except as set forth in the Parent SEC Reports or in Section 3.13(a) of the Parent Disclosure Schedule, (i) each of Parent and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws and (ii) to the knowledge of the General Counsel and the Director of

Environmental and Safety of Parent, neither Parent nor any of its Subsidiaries has received any unresolved written communication since January 1, 1996 from any Person or Governmental Authority that alleges that Parent or any of its Subsidiaries is not in such compliance with applicable Environmental Laws.

          (b) Environmental Permits. Except as set forth in Parent SEC Reports or as set forth in Section 3.13(b) of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Parent and its Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

          (c) Environmental Claims. Except as set forth in the Parent SEC Reports or as set forth in Section 3.13(c) of the Parent Disclosure Schedule or as would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) as of the date hereof, there is no Environmental Claim pending (x) against Parent or any of its Subsidiaries, (y) to Parent's knowledge, against any Person whose liability for any Environmental Claim Parent or any of its Subsidiaries has retained or assumed contractually or (z) against any real or personal property or operations which Parent or any of its Subsidiaries owns, leases or manages, in whole or in part, and (ii) there are no past or present actions, activities, circumstances, conditions, events or incidents which could reasonably be expected to form the basis of any such Environmental Claim.

          (d) Releases. Except as set forth in the Parent SEC Reports or as set forth in Section 3.13(c) or Section 3.13(d) of the Parent Disclosure Schedule, as of the date hereof, there have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Parent or any of its Subsidiaries, or, to the Company's knowledge, against any Person whose liability for any Environmental Claim Parent or any of its Subsidiaries has retained or assumed contractually, except for those that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (e) Predecessors. Except as set forth in the Parent SEC Reports or as set forth in Section 3.13(e) of the Parent Disclosure Schedule and, to Parent's knowledge, with respect to any predecessor of Parent or any Subsidiary of Parent, there is no Environmental Claim pending or threatened, nor any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, except for those that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (f) Disclosure. Parent has made available to the Company all material documents which Parent reasonably believes provide the basis for (i) the cost of Parent pollution control equipment currently required or known to be required in the future; (ii) current Parent remediation costs or Parent remediation costs known or suspected to be required in the future; or (iii) any other environmental matter affecting Parent, except for those that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (g) Cost Estimates. No environmental matter set forth in the Parent SEC Reports or the Parent Disclosure Schedule could reasonably be expected to substantially differ from the cost or recovery estimates provided in the Parent SEC Reports.

          (h) Reports. Each of Parent and its Subsidiaries has made available to the Company true, complete and correct summaries or copies of all environmental audits, assessments or investigations, including test results and drafts, which (i) have been conducted by or on behalf of Parent or any of its Subsidiaries since January 1, 1996 and (ii) are available to, or in the possession of, Parent or any of its Subsidiaries on any currently or formerly owned, leased or operated property.

          (i) Release. Except as set forth in Section 3.13(i) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has released any party from any material claim under any Environmental Law or waived any rights against any other party under any Environmental Law, except for those that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (j) Prior Indemnification Agreements. Except as set forth in Section 3.13(j) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has entered into any material agreement that may require Parent or any of its Subsidiaries to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person for or against any Environmental Claim, except for those that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

   Section 3.14. Regulation. Parent is a "holding company" (within the meaning of the 1935 Act) exempt by order from all of the provisions of the 1935 Act other than Section 9(a)(2) thereof. Section 3.14 of the Company Disclosure Schedule lists each "affiliate" and each "subsidiary company" of Parent which may be deemed to be a "public utility company" or a "holding company" within the meaning of the 1935 Act.

   Section 3.15. Absence of Breaches or Default. Except as set forth in Section
3.15 the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is and, to the knowledge of Parent, no other party is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation of), any term, condition or provision of their respective charters, bylaws or other governing documents. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting Parent or any of its Subsidiaries to accelerate, or which does accelerate, the maturity of any indebtedness affecting Parent or any of its Subsidiaries, except as set forth in Section 3.15 of the Parent Disclosure Schedule.

   Section 3.16. Labor Matters. As of the date hereof, there is no (i) strike or work stoppage, pending or, to the knowledge of Parent, threatened, which involves any employees of Parent or any of its Subsidiaries, (ii) unfair employment or labor practice charge currently pending with any governmental authority by or on behalf of any employee against Parent or any of its Subsidiaries, (iii) claim by any governmental authority, labor organization, or any former, current or prospective employee alleging that Parent or any such employer has violated any applicable laws respecting employment practices, or (iv) employment-related litigation pending, filed by or on behalf of any former, current or prospective employee against Parent or any of its Subsidiaries, except as would not in the aggregate have or reasonably be expected to have a Parent Material Adverse Effect.

   Section 3.17. Nuclear Operations. Except as set forth in Section 3.17 of the Parent Disclosure Schedule, to the knowledge of Parent, the operations of the San Onofre Nuclear Generating Stations ("SONGS") are and have at all times been
                                         -----
conducted material compliance with applicable health, safety, regulatory and other legal requirements. To the knowledge of Parent, SONGS maintains emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by law, which is consistent with Parent's view of the risks inherent in the operation of a nuclear power facility. To the knowledge of Parent, plans for the decommissioning of each of the SONGS facilities and for the short-term storage of spent nuclear fuel conform with the requirements of applicable regulatory or other legal requirements, and such plans have at all times been funded to the extent required by law, which is consistent with Parent's reasonable budget projections for such plans.

   Section 3.18. Employee Matters; ERISA. (a) Benefit Plans. Section 3.18(a) of the Parent Disclosure Schedule contains a true and complete list of each material employee benefit plan, program or arrangement currently sponsored, maintained or contributed to by Parent or any of its Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries or for which Parent or any of its Subsidiaries may have any liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA (collectively, the "Parent Benefit Plans"). For the purposes of
                                  --------------------
this Section 3.18 only, the term "Parent" shall be deemed to include predecessors thereof.

          (b) Termination of Company Benefit Plans; Withdrawal. All of the Parent Benefit Plans (other than any multiemployer plan, as defined in Section 3(37) of ERISA) can be terminated by Parent without incurring any material liability. Subject to any collective bargaining obligations, except as set forth in Section 3.18(a) of the Parent Disclosure Schedule, Parent and its Subsidiaries can withdraw from participation in any Parent Benefit Plan that is a multiemployer plan, without incurring any material liability.

          (c) Contributions. Except as set forth in Section 3.18(c) of the Parent Disclosure Schedule, all material contributions and other payments required to be made as of the date hereof by Parent or any of its Subsidiaries to any Parent Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been properly reflected in the Parent Financial Statements in accordance with GAAP.

          (d) Qualification; Compliance. Except as set forth in Section 3.18(d) of the Parent Disclosure Schedule, each of the Parent Benefit Plans (other than any multiemployer plan as defined in Section 3(37) of ERISA) intended to be "qualified" within the meaning of Section

401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of Parent, no circumstances exist that are reasonably expected by Parent to result in the revocation of any such determination. Parent is in compliance in all material respects with, and each Parent Benefit Plan (other than any multiemployer plan as defined in Section 3(37) of ERISA) is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Parent Benefit Plan (other than any multiemployer plan as defined in Section 3(37) of ERISA) intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the material requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

          (e) Liabilities. With respect to Parent Benefit Plans individually and in the aggregate, no event has occurred, and, to the best knowledge of Parent, there exists no condition or set of circumstances that is reasonably likely to subject Parent or any of its Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which Parent is a party, which liability could reasonably be expected to have a Parent Material Adverse Effect.

          (f) Welfare Plans. Except as set forth in Section 3.18(e) of the Parent Disclosure Schedule, none of the Parent Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any retiree benefits other than coverage mandated by applicable law or benefits the full cost of which is borne by the retiree.

          (g) Documents Made Available. Parent has made available to the Company a true and correct copy of each collective bargaining agreement to which Parent or any of its Subsidiaries is a party or under which Parent or any of its Subsidiaries has obligations and, with respect to each Parent Benefit Plan, (i) such plan and summary plan description, as applicable, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan and (v) the most recent actuarial report or valuation.

   Section 3.19. Year 2000. All Software and hardware systems currently utilized by Parent and its Subsidiaries and material to the operation of their respective businesses are capable of providing or are being adapted or replaced to provide on or before December 31, 1999 accurate results using data having date ranges spanning the twentieth and twenty-first centuries, except where the failure to provide such accurate results is not reasonably expected to have a Parent Material Adverse Effect.

                                  ARTICLE IV.
                    CONDUCT OF BUSINESS PENDING THE MERGER

   Section 4.1. Conduct of Business of the Company Pending the Merger. Except as set forth in Section 4.1 of the Company Disclosure Schedule, the Company covenants and agrees that, during the period from the date hereof to the Effective Time (except as otherwise contemplated by the terms of this Agreement), unless Parent shall otherwise agree in writing in advance, the businesses of the Company and its Subsidiaries shall be conducted only in the usual and ordinary course of business in substantially the same manner as heretofore conducted and in compliance with applicable laws; and the Company and its Subsidiaries shall each use all commercially reasonable efforts consistent with the foregoing to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers and employees of the Company and its Subsidiaries (subject to prudent management of workforce needs and ongoing programs currently in force), to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers, distributors and other Persons with which the Company or any of its Subsidiaries has significant business relations, to maintain and keep its material Assets in good repair and condition (subject to ordinary wear and tear), to maintain supplies and inventories in quantities consistent with past practice and, with respect to any hedging and energy trading transactions, to comply with prudent policies, practices and procedures with respect to risk management and trading limitations, including the Company Trading Guidelines. The Company and its Subsidiaries will manage their commodity price risk exposure with respect to their respective gathering, processing, transportation and storage contracts in accordance with prudent risk management guidelines to be developed and mutually agreed to by the Company and Parent as promptly as practicable after the date hereof. From time to time prior to the Effective Time, the Company will allow Parent and its representatives reasonable access to the energy trading operations, as well as gathering, processing, transportation and storage contracting operations, of the Company and its Subsidiaries and their respective books and records, and develop appropriate procedures to permit Parent and its representatives to monitor the Company's and its Subsidiaries' compliance with the Company Trading Guidelines and the other risk management guidelines agreed to by the parties. The Company will not amend or rescind the Company Trading Guidelines or the other risk management guidelines agreed to by the parties. By way of amplification and not limitation, neither the Company nor any of its Subsidiaries shall, except as set forth in Section 4.1 of the Company Disclosure Schedule and as otherwise contemplated by the terms of this Agreement, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Parent:

          (a) except as required by law, make or commit to make any capital expenditures (other than reimbursable expenditures which are collected from third parties within 120 days of incurrence) in excess of 110% of those contained in the Company's 1999 budget provided to and approved by Parent prior to the date hereof, and for the fiscal year 2000 make any such expenditures in excess of those contained in the Company's 2000 budget which shall have been provided to and reasonably approved by Parent prior to incurring any such expenditures, other than (i) expenditures for routine maintenance and repair or
(ii) unplanned capital expenditures due to emergency conditions, unanticipated catastrophic events or extreme weather;

          (b) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than the Company or a wholly-owned Subsidiary of the Company) or enter into any "keep well" or other agreement to maintain the financial condition of another Person (other than the Company or a wholly-owned Subsidiary of the Company) or make any loans, or advances of borrowed money or capital contributions to, or equity investments in, any other Person (other than the Company or a wholly-owned Subsidiary of the Company) or issue or sell any debt securities, other than (i) refinancings or refundings of (x) indebtedness existing as of the date hereof or (y) the Company Class A Preferred Stock, (ii) in connection with financings of ordinary course trade payables and (iii) additional borrowings under existing lines of credit or via commercial paper issuances in the ordinary course of business consistent with past practice in an amount not to exceed $150.0 million at any time outstanding;

          (c) (i) amend its Restated Articles of Incorporation or Bylaws or the charter or bylaws of any of its Subsidiaries; (ii) split, combine or reclassify the outstanding shares of its capital stock or declare, set aside or pay any dividend payable in cash (other than (x) regular quarterly cash dividends of the Company in an amount not to exceed $0.20 per share of Company Common Stock paid at such times and in such amounts as are consistent with past practices and in compliance with applicable law, (y) dividends paid pursuant to the terms as of the date hereof of the Company's Class A $5 Cumulative Preferred Stock and (z) contract fees in connection with the PEPS Units, provided that the Company shall not declare, set aside or pay any dividend on the Company Common Stock with respect to any fiscal quarter of the Company corresponding to any fiscal quarter of Parent for which the shareholders of Parent are reasonably likely to receive a regular quarterly dividend from Parent after the Effective Time pursuant to Parent's past practices), stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests; (iii) except for "cashless" exercises of Company Stock Rights pursuant to the Stock Plans and as set forth in Section 5.13, redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests; or (iv) sell or pledge any stock of any of its Subsidiaries;

          (d) (i) Other than (w) pursuant to Company Stock Rights granted in the ordinary course of business consistent with past practice under the Company Stock Plans, (x) the Thermo Agreements, (y) early settlement of the PEPS Units or (z) pursuant to the DRIP Plan, issue or sell or agree to issue or sell any additional shares of, or grant, confer or award any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class; (ii) enter into any agreement, contract or commitment out of the ordinary course of its business, to dispose of or acquire, or relating to the disposition or acquisition of, a segment of its business; (iii) except in the ordinary course of business consistent with past practice, sell, pledge, dispose of or encumber any material amount of Assets (including without limitation, any indebtedness owed to them or any claims held by them); or (iv) acquire (by merger, consolidation, acquisition of stock or Assets or otherwise) any corporation, partnership or other business organization or division thereof or acquire any material amount of Assets (other than in the ordinary course of business consistent with past practice or other than pursuant to Section 4.1(a)) or make any material investment, either by purchase of stock or other securities, or contribution to capital, in any case, in any other Person;

          (e) except as required by law, grant any severance or termination pay (other than pursuant to policies or agreements in effect on the date hereof as disclosed in the Company SEC Reports or set forth in Section 4.1(e) of the Company Disclosure Schedule) or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or enter into any employment (other than "at will") or severance agreement with any officer, director or employee;

          (f) except as required by law, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or, except in the ordinary course of business consistent with past practice, employee, or grant, confer, award or pay any forms of cash incentive, bonuses or other benefit not required by any existing plan, arrangement or agreement, except for retention bonuses paid to Company employees with the reasonable approval of Parent, in an aggregate amount not to exceed $3.0 million;

          (g) enter into or amend (i) any Contract for the sale, purchase, transportation and/or storage of gas related to the commodity marketing or Texas intrastate gas marketing operations of the Company which is not consistent with the Company Trading Guidelines, (ii) any Contract for gathering in excess of $2.0 million annually, (iii) any Contract for purchase or sale of gas for plant shrink and fuel in excess of $2.0 million annually, (iv) any Contract for purchase or sale of liquid hydrocarbons in excess of $6.0 million annually, (v) any Contract for sale of gas at plant outlets in excess of $6.0 million annually, (vi) any Contract for processing in excess of $2.0 million annually,
(vii) any Contract for transportation services in excess of $2.4 million annually, (viii) any Contract for storage and/or balancing services in excess of $2.4 million annually, in each case which is not cancelable or otherwise terminable on or prior to December 31, 1999, (ix) any franchise agreement, (x) any qualifying facilities Contracts for plant outlet power sales or (xi) any En*able or Orcom agreements or similar agreements for services which are not cancelable or otherwise terminable on or prior to December 31, 1999;

          (h) enter into or modify any collective bargaining agreement, other than in replacement of collective bargaining agreements expiring prior to the Effective Time;

          (i) make any material change in its tax or accounting policies or any material reclassification of assets or liabilities except as required by law, rule or regulation or GAAP;

          (j) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with the terms thereof as in effect on the date hereof or (ii) claims settled or compromised to the extent permitted by Section 4.1(k), or waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing Contract, in each case other than in the ordinary course of business consistent with past practice;

          (k) settle or compromise any litigation, other than litigation not in excess of amounts reserved for in the most recent consolidated financial statements of the Company included in the Company SEC Documents or, if not so reserved for, in an aggregate amount not in excess of $500,000, provided in either case such settlement documents do not involve any material non-monetary obligations on the part of the Company and its Subsidiaries;

          (l) take any action (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) with knowledge that such action would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(D) of the Code;

          (m) consummate any acquisition pursuant to any Contract disclosed pursuant to Section 2.20(g) other than in accordance with the terms so disclosed (including without waiver of any condition to the Company's obligations to consummate such acquisition), excluding insignificant deviations from such terms;

          (n) enter into any fixed price, basis or option positions related to petroleum, petroleum products, natural gas, natural gas liquids, electricity or energy in any form, either financial or physical that are not consistent with the Company Trading Guidelines;

          (o) engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act, or that would impair the ability of Parent to claim an exemption as of right under Section 3(a)(1) of the 1935 Act; and

          (p) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.1(a) through 4.1(o) or any action which would or is reasonably likely to result in (i) a material breach of any provision of this Agreement, (ii) any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or (iii) any of the conditions set forth in Article VI not being satisfied.

          Section 4.2.  Conduct of Business of Parent Pending the Merger.
Parent covenants and agrees that, during the period from the date hereof to the Effective Time (except as otherwise contemplated by the terms of this Agreement), unless the Company shall otherwise agree in writing in advance, the businesses of Parent and its Subsidiaries shall be conducted, in all material respects, only in, and Parent and its Subsidiaries shall not take any action except in, the ordinary course of business and in substantially the same manner as heretofore conducted and in compliance with applicable laws; provided, however, that in no event shall either Parent or any of its Subsidiaries be restricted from making, nor shall they be required to notify the Company or obtain the Company's consent prior to making, any acquisitions or dispositions of any businesses or Assets; and Parent and its Subsidiaries shall each use all commercially reasonable efforts consistent with the foregoing to preserve substantially intact the business organization of Parent and its Subsidiaries, to keep available the services of the present officers and employees of Parent and its Subsidiaries (subject to prudent management of workforce needs and ongoing programs currently in force) and to preserve the present relationships of Parent and its Subsidiaries with customers, suppliers, distributors and other persons with which Parent or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, neither Parent nor any of its Subsidiaries shall, except as set forth in Section 4.2 of the Parent Disclosure Schedule and as otherwise contemplated by the terms of this Agreement, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of the Company:

          (a) take any action (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) with knowledge that such action would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(D) of the Code;

          (b) engage in any activities which would cause a change in Parent's status, or that of its Subsidiaries, under the 1935 Act, or that would impair the ability of Parent to claim an exemption as of right under Section 3(a)(1) of the 1935 Act; and

          (c) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.2(a) or 4.2(b) or any action which would or is reasonably likely to result in (i) a material breach of any provision of this Agreement, (ii) any of the representations and warranties of Parent set forth in this Agreement becoming untrue in any material respect, or (iii) any of the conditions set forth in Article VI not being satisfied.

                                  ARTICLE V.
                             ADDITIONAL AGREEMENTS

          Section 5.1. Preparation of Form S-4 and the Joint Proxy Statement; Shareholder Meetings. (a) Promptly following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its respective shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities law in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Stock Plans as may be reasonably required in connection with any such action. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the preparation, filing and distribution of the Joint Proxy Statement, which information shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. The Company, Parent and Sub each agree to correct any information provided by it for use in the Form S-4 or the Joint Proxy Statement which shall have become false or misleading. No amendment or supplement to the Form S-4 or the Joint Proxy Statement will be made without the approval of both Parent and the Company. Each party will advise the other, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension, if applicable, of the qualification of the Parent Common Stock for sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (b) The Company, acting through its Board of Directors, shall, in accordance with its Restated Articles of Incorporation and Bylaws and subject to the other provisions of this Section 5.1(b), promptly and duly call, give notice of, convene and hold as soon as reasonably practicable following the date upon which the Form S-4 becomes effective a meeting (the "Company Stockholders
                                                     --------------------
Meeting") of the holders of Company Common Stock for the purpose of voting to
-------
approve and adopt this Agreement and the transactions contemplated hereby, and
(i) recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company and include in the Joint Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval. The Board of Directors of the Company shall not withdraw, amend or modify in a manner adverse to Parent its recommendation referred to in clause (i) of the preceding sentence (or announce publicly its intention to do
so), except that such Board of Directors shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) if:
(i) the Company has complied with Section 5.4; (ii) a Superior Transaction shall have been proposed by any Person other than Parent and such proposal is pending at the time of such withdrawal, amendment or modification; and (iii) the Company shall have notified Parent of such Superior Transaction proposal at least five days in advance of such withdrawal, amendment or modification in accordance with
Section 5.4. The Company agrees that, subject to its right to terminate this Agreement pursuant to Section 7.1(i), (a) the Company's obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Transaction proposal and (b) the Board of Directors of the Company, upon 10 days' written notice from Parent, shall reaffirm (i) its approval of this Agreement, the Merger and the other transactions contemplated hereby and (ii) its recommendation to the stockholders of the Company that they approve and adopt this Agreement and the Merger. "Superior Transaction" means any bona fide
                                       --------------------
written proposal that is fully financed, if applicable, with respect to a Transaction, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination or similar transaction, involving more than 70% of the outstanding shares of Company Common Stock or all or substantially all of the Assets of the Company and its Subsidiaries, taken as a whole, which the Board of Directors of the Company determines, in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), (x) contains terms which are more favorable and provide greater value to the Company's stockholders than this Agreement and the Merger taken as a whole and (y) is reasonably capable of being completed on substantially the terms proposed. Parent, acting through its Board of Directors, shall, in accordance with its Articles of Incorporation and Bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Form S-4 becomes effective a meeting of the holders of Parent Common Stock for the purpose of voting to approve the Merger, and (i) recommend approval of the Merger by the shareholders of Parent and include in the Joint Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval. The Board of Directors of Parent shall not withdraw, amend or modify in a manner adverse to the Company, its recommendation referred to in clause (i) of the preceding sentence.

          (c) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

          Section 5.2. Accountants' Letters. (a) The Company shall cause to be delivered to Parent a "comfort" letter of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, if requested by Arthur Andersen LLP, Parent shall provide a representation letter to Arthur Andersen LLP, complying with the Statement on Auditing Standards No. 72 ("SAS 72"), if then required.
                                                  ------

          (b) Parent shall cause to be delivered to the Company a "comfort" letter of Deloitte & Touche LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Parent's efforts to obtain such letter, if requested by Deloitte & Touche LLP, the Company shall provide a representation letter to Deloitte & Touche LLP, complying with SAS 72, if then required.

          Section 5.3.  Access to Information; Confidentiality.

          (a) From the date hereof to the Effective Time, each of the Company and Parent shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Parent or the Company, respectively, who shall agree to be bound by the provisions of this Section 5.3 as though a party hereto, reasonable access to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent or the Company, respectively, with all financial, operating and other data and information as Parent or the Company, respectively, through its officers, employees or agents may from time to time reasonably request.

          (b) Parent and the Company shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Parent Material Adverse Effect or a Company Material Adverse Effect. The Company shall promptly provide Parent (or its counsel) with a copy of each material report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of the FERC or any state public utilities commission and a copy of each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the Department of Justice, the Federal Trade Commission or any other federal, state or local regulatory agency or commission.

          (c) Each of the Company and Parent will hold and will cause its directors, officers, employees, agents, advisors (including, without limitation, counsel and auditors) and controlling persons to hold any such information which is nonpublic in confidence on the same terms and conditions as set forth in the letter dated January 30, 1999, as amended from time to time, between the Company and Parent (the "Confidentiality Agreement") and as supplemented by the
                 -------------------------
Acknowledgment and Agreement between the parties with respect to trading information dated February 12, 1999.

          (d) No investigation pursuant to this Section 5.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     Section 5.4. No Solicitation of Transactions. The Company shall, and shall cause its Subsidiaries and its and their respective officers, directors, management employees, representatives and agents to, immediately cease all existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any direct or indirect acquisition of or exchange for
(i) all or any material portion of the Assets of the Company and its Subsidiaries taken as a whole, (ii) more than 15% of the outstanding equity interests in the Company, (iii) any material equity interest in any of the material Subsidiaries of the Company, or (iv) any merger, consolidation or other business combination transaction with or involving the Company or any of its material Subsidiaries (each, a "Transaction"). Neither the Company or any of its
                                -----------
Subsidiaries, nor any of its or their respective officers, directors, management employees, representatives and agents shall, directly or indirectly, encourage, solicit, participate in, facilitate or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Parent and Sub or any designees of Parent or Sub) concerning any Transaction; provided that the Company (and its Subsidiaries and its and their respective officers, directors, employees, representatives or agents) may, prior to the Company Stockholders Meeting, participate in negotiations or discussions with, and provide information to, any Person concerning a written proposal with respect to a Transaction made by such Person to the Board of Directors of the Company after the date of this Agreement if (A) such proposal or proposed Transaction was not solicited, initiated, facilitated or encouraged in violation of this Agreement,
(B) the Board of Directors of the Company, in its good faith judgment, believes that such Transaction is reasonably likely to result in a Superior Transaction,
(C) the Board of Directors of the Company, in its good faith judgment (based on advice of outside legal counsel), determines that the failure to take such action is reasonably likely to violate its fiduciary duties to the Company's stockholders under applicable law, (D) prior to participating in any such discussions or negotiations with, or providing such information to, such Person, the Board of Directors of the Company receives from such Person an executed confidentiality and standstill agreement with terms no more favorable to such Person that those contained in the Confidentiality Agreement and (E) the Company complies with the other provisions of this Section 5.4. The Company shall not enter into (except as set forth in the immediately preceding sentence) or amend any confidentiality or standstill agreement (other than the Confidentiality Agreement) with any

Person in connection with a possible Transaction involving the Company. In the event that the Board of Directors of the Company determines to accept any such Superior Transaction (an "Other Transaction"), the Company shall provide Parent
                          -----------------
with at least five days' prior written notice thereof, during which time Parent may make a counterproposal (a "Counterproposal"), and the Company will negotiate
                               ---------------
with Parent in good faith with respect to such adjustments in the terms and conditions of such Counterproposal so that such Other Transaction would not constitute a Superior Transaction and thereby enable the Company to proceed with the transactions contemplated by the Counterproposal. Nothing contained in this Agreement shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. The Company shall notify Parent immediately if it receives any unsolicited proposal concerning a Transaction, the identity of the person making any such proposal and all the terms and conditions thereof and shall keep Parent promptly advised of all developments relating thereto.

          Section 5.5. Employee Benefits Matters. The Company shall, or Parent shall cause the Company and the Surviving Corporation to, promptly pay or provide when due all compensation and benefits earned through or prior to the Effective Time as provided pursuant to the terms of any Employee Plans in existence as of the date hereof and as otherwise set forth in Section 5.5 of the Company Disclosure Schedule for all employees (and former employees) and directors (and former directors) of the Company. Parent and the Company agree that the Company and the Surviving Corporation shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any agreement with any employee, former employee, director or former director in effect and disclosed to Parent as of the Effective Time. The Company shall take all action necessary to terminate its 401(k) Plan (the "Company 401(k)
                                                             --------------
Plan") in compliance with applicable law, no later than
----
immediately prior to the Effective Time. On or as soon as administratively practicable following the Effective Time employees who were participants in the Company 401(k) Plan shall be eligible to participate in a 401(k) Plan sponsored by Parent or one of its Subsidiaries ("Parent 401(k) Plan"). At the election of
                                       ------------------
participants, Parent 401(k) Plan shall accept rollovers from the Company 401(k) Plan. Nothing herein shall require the continued employment of any person. From the Effective Time until December 31, 2000, Parent shall cause the Surviving Corporation (i) to continue to maintain the Company's employee compensation levels, benefit plans, programs, policies and arrangements in effect as of the Effective Time or (ii) to provide alternative employee compensation levels, benefit plans, programs, policies and arrangements to the employees retained by the Surviving Corporation (other than employees who are subject to a collective bargaining agreement) that provide compensation and benefits, in the aggregate for all such employees, that have a value which in the aggregate is at least substantially equivalent to the value of the compensation and benefits in effect at the Effective Time. Years of service with the Company and its Subsidiaries prior to the Effective Time shall be treated as service with the Surviving Corporation or Parent for eligibility and vesting purposes and for purposes of vacation and severance pay accruals, except to the extent such treatment will result in duplication of benefits.

          Section 5.6.  Directors' and Officers' Indemnification; Insurance
(a) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify and
hold harmless to the fullest extent permitted under applicable law, each person who is a current or former officer or director of the Company or any of its Subsidiaries or otherwise entitled to indemnification under Article Ninth of the Company's Restated Articles of Incorporation (each, an "Indemnified Party")
                                                        -----------------
against all losses, claims, damages, liabilities, cost or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to (i) acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions occurred prior to the Effective Time or (ii) this Agreement and the transactions contemplated hereby. In case any such action, proceeding or claim is brought against an Indemnified Party, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the indemnifying party may exist in respect of such action, proceeding or claim, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the indemnifying party to the Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the indemnifying party fails to assume the defense of any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. Anything in this Section 5.6 to the contrary notwithstanding, the indemnifying party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as a unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party, a release from all liability in respect of such claim.

          (b) For six years from the Effective Time, Parent shall maintain in effect the current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring on or prior to the Effective Time (a copy of which has been heretofore delivered to Parent), so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (the "Company's Current Premium"). If such premiums for such
                -------------------------
insurance would at any time exceed 200% of the Company's Current Premium, then Parent shall cause to be maintained policies of insurance which in Parent's good faith determination, provide the maximum coverage available at an annual premium equal to 200% of the Company's Current Premium.

          (c) Parent hereby covenants not to take or permit to be taken, any action that would limit, restrict or otherwise prevent the Surviving Corporation from performing, or render it unable to perform, each of its obligations under this Section 5.6. Neither Parent nor the Surviving Corporation nor any of their respective successors or assigns shall (i) consolidate with or merge into any other person so as not to be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any person unless, in either such case, proper provisions shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.

          (d) To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors or officers of the Company and its Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective charters or bylaws or other organizational documents, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

          (e) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with officers and directors of the Company existing at the Effective Time.

          (f) The provision of this Section 5.6 are intended for the benefit of, and shall be enforceable by, each person entitled to indemnification under this
Section 5.6, his or her heirs and his or her personal representatives.

          Section 5.7. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.8. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Form S-4, the Joint Proxy Statement, and required filings under the HSR Act and any amendments to any thereof, (ii) using all commercially reasonable efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger, including, without limitation, the Company Required Statutory Approvals and the Parent

Required Statutory Approvals, (iii) cooperating in all respects with each other in connection with any investigation or other inquiry, including any proceeding initiated by a private party, in connection with the transactions pursuant hereto, (iv) keeping the other party informed in all material respects of any material communication received by such party from, or given by such party to, the FTC, the Antitrust Division of the Department of Justice ("DOJ"),
                                                                         ---
the SEC, the FERC or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(v) permitting the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other governmental authority or, in connection with any such proceeding by a private party, with any other Person.

          Section 5.9. Public Announcements. The initial press release relating to this Agreement shall be a joint press release and thereafter Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange.

          Section 5.10. Stock Exchange Listing. Parent shall use its reasonable best efforts to have approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger (including shares of Parent Common Stock issuable pursuant to Section 1.7).

          Section 5.11. Affiliates. At least 10 business days prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

          Section 5.12. Directorships. Promptly following the Effective Time of the Merger, Parent's Board of Directors, following collaborative discussions between the Company and the Corporate Governance Committee of Parent's Board of Directors, will elect three Company designees as directors of Parent who shall be reasonably acceptable to the Corporate Governance Committee of Parent's Board of Directors.

          Section 5.13. Redemption of Company Class A Preferred Stock. Prior to the record date in connection with the Company Stockholder Meeting, the Company shall (i) issue a notice of redemption with respect to all issued and outstanding shares of Company Class A Preferred Stock and (ii) deposit the redemption price with a bank or trust company pursuant to Article Sixth, Section 4(A)(4)(d) of the Company's Restated Articles of Incorporation.

          Section 5.14. Company Rights Agreement. The Company will take all actions necessary to ensure that the Company Rights Agreement is amended in accordance with Section 2.16 prior to the Effective Time.

          Section 5.15. Takeover Statutes. If any "interested stockholder," "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of its Board of Directors shall grant such approvals and take such other actions as may be necessary to make Parent and its Subsidiaries exempt under or otherwise not subject to such statutes.

          Section 5.16. Certain Dispositions. Prior to the Effective Time and at the request of Parent, the Company shall use all commercially reasonable efforts to dispose of its direct and indirect interests in any "qualifying facilities" (as defined under PURPA), if and to the extent the ownership of such facilities by the Surviving Corporation would cause such facilities to cease to be "qualifying facilities." The Company shall cooperate with Parent in connection with any disposition pursuant to this Section 5.16, the terms of which shall be subject to the prior approval (not to be unreasonably withheld) of Parent.

          Section 5.17. Thermo Restructuring. As promptly as practicable following the date hereof, the Company will use all commercially reasonable efforts to restructure the Thermo Agreements as provided in the term sheet previously agreed to by the parties.

                                  ARTICLE VI.
                             CONDITIONS OF MERGER

          Section 6.1. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing by the joint action of the parties hereto:

          (a) This Agreement shall have been approved by the requisite vote of the holders of the outstanding shares of Company Common Stock. The Merger shall have been approved by the requisite vote of the holders of the outstanding shares of Parent Common Stock.

          (b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction prohibiting, restraining, or enjoining the consummation of the Merger; provided, however, that each of the parties shall have used all reasonable efforts to cause any such statute, rule, regulation, executive order, decree, ruling, injunction or order to be lifted or vacated or to appeal such ruling, injunction or order as promptly as possible.

          (c) All applicable waiting periods under the HSR Act shall have terminated or expired.

          (d) The Form S-4 and any required post-effective amendment thereto shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and all necessary approvals and permits under material "blue sky" and other state securities laws applicable to the registration of the Parent Common Stock to be exchanged for Company Common Stock shall have been obtained.

          (e) The shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) All consents, authorizations, orders, permits and approvals of (or registrations, declarations or filings with) any Governmental Authority in connection with the execution, delivery and performance of this Agreement shall have been obtained or made and shall have become Final Orders, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except when the failure to have obtained or made any such consent, authorization, order, permit, approval, registration, declaration or filing would not have a Parent Material Adverse Effect or, following the Effective Time, a Surviving Corporation Material Adverse Effect.
A "Final Order" means action by the relevant regulatory authority which has not
   -----------
been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions, prescribed by law, regulation or order have been satisfied.

          Section 6.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by the Company:

          (a) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Parent Material Adverse Effect, and provided, further, however, that for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Parent Material Adverse Effect. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent and Sub by the Chief Executive Officer and Chief Financial Officer of Parent to the foregoing effect.

          (b) The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps,

Slate, Meagher & Flom LLP, may receive and rely upon representations contained in certificates of the Company and Parent typical for transactions such as the Merger.

          (c) There shall not be pending any suit, action or proceeding by any Governmental Authority, nor shall there by any judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any Government Authority which could reasonably be expected, if adversely determined, to result in criminal or uninsured and unindemnified or unindemnifiable personal liability on the part of one or more directors of the Company, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective material Subsidiaries of any material portion of their respective business or Assets or to dispose of or hold separate any material portion of the business or Assets of the Company, Parent or any of their respective material Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement.

          (d) The Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time pursuant to Final Orders; no such Final Order shall have imposed terms or conditions that would have a Parent Material Adverse Effect; and the Parent Required Consents shall have been obtained at or prior to the Effective Time.

          (e) From the date hereof through the Effective Time, no Parent Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a Parent Material Adverse Effect.

          Section 6.3. Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by Parent and Sub:

          (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, and provided, further, however, that, for purposes of this condition, such representation and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Company Material Adverse Effect. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to the foregoing effect.

          (b) Parent shall have received an opinion of Latham & Watkins, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Latham & Watkins may receive and rely upon representations contained in certificates of Parent and the Company typical for transactions such as the Merger.

          (c) There shall not be pending any suit, action or proceeding by any Governmental Authority, nor shall there be any judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any Governmental Authority, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking to obtain from Parent or any of its Subsidiaries any damages that are material in relation to Parent and its Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective material Subsidiaries of any material portion of their respective business or Assets, to dispose of or hold separate any material portion of the business or Assets of the Company, Parent or any of their respective material Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries or (iv) which otherwise is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

          (d) After the Effective Time, no Person shall have any right under any Stock Plan (or any Company Stock Right granted thereunder) or other plan, program or arrangement to acquire any equity securities of the Company or any of its Subsidiaries.

          (e) The Company Required Consents shall have been obtained at or prior to the Effective Time. The Company Required Statutory Approvals shall have been obtained at or prior to the Effective Time pursuant to Final Orders and no such Final Order shall have imposed terms or conditions that would have a Company Material Adverse Effect or a Parent Material Adverse Effect or which would unreasonably interfere with or impair Parent's or the Surviving Corporation's business. The Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time pursuant to Final Orders, and no such Final Order shall have imposed terms or conditions that would have a Parent Material Adverse Effect or a Company Material Adverse Effect or which would unreasonably interfere with or impair Parent's or the Surviving Corporation's business.

          (f) The rights issued pursuant to the Company Rights Agreement shall not have become non-redeemable, exercisable, distributed or triggered pursuant to the terms of such agreement. The Company shall have amended the Company Rights Agreement in accordance with Section 2.16 hereof.

          (g) From the date hereof through the Effective Time, no Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a Company Material Adverse Effect.

          (h) The SEC shall have issued an order to the effect that, upon giving effect to the Merger, Parent shall continue to be exempt from all of the provisions of the 1935 Act (other than 9(a)(2) thereof) under Section 3(a)(1) thereof.

          (i) If Parent shall have requested that the Company make any disposition or transfer of facilities or interests pursuant to Section 5.16, any such disposition or transfer shall have been completed.

          (j) The Company shall have consummated the restructuring of the Thermo Agreements in accordance with Section 5.17 hereof and upon terms and conditions which have been previously approved by Parent, which approval shall not be unreasonably withheld or delayed.

                                  ARTICLE VII.
                       TERMINATION, AMENDMENT AND WAIVER

   Section 7.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

          (a) By mutual written consent of the Boards of Directors of Parent and the Company;

          (b) By either Parent or the Company, if the Merger shall not have been consummated on or before February 28, 2000 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time); provided, however, that at any time or from time to time prior to such termination, Parent by written notice to the Company may extend such date to another date not later than August 31, 2000 if:

               (i) any of the conditions set forth in Section 6.1(b), 6.1(f), 6.2(d), 6.3(e), 6.3(h), 6.3(i) or 6.3(j) have not been satisfied or waived, but are being diligently pursued; and

               (ii) all conditions to the consummation of the transactions contemplated hereby other than the conditions set forth in clause (i) above are then capable of being satisfied.

          (c) By Parent or the Company, if any required approval of the stockholders of the Company for this Agreement or the Merger shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section
--------  -------
7.1(c) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained;

          (d) By the Company or Parent, if the required approval of the shareholders of Parent of the Merger shall not have been obtained at a duly held meeting of shareholders or at any adjournment thereof; provided, however, that
                                                       --------  -------
the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained;

          (e) By Parent or the Company if any court or other Governmental Authority of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action, permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable or if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of legal counsel, of prohibiting the Merger;

          (f) By the Company if prior to the Closing Date (i) there shall have been a breach of any representation or warranty on the part of Parent contained in this Agreement which could reasonably be expected to have a Parent Material Adverse Effect or (ii) there shall have been a breach of any covenant or agreement on the part of Parent contained in this Agreement which could reasonably be expected to have a Parent Material Adverse Effect, which breach shall not have been cured prior to 30 days following notice thereof; or

          (g) By Parent if prior to the Closing Date (i) there shall have been a breach of any representation or warranty on the part of the Company contained in this Agreement which could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect or (ii) there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, which breach shall not have been cured prior to 30 days following notice thereof; or

          (h) By Parent, if the Board of Directors of the Company shall have (i) failed to approve or recommend or withdrawn, modified or amended in any respect adverse to Parent or Sub its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein, (ii) recommended an Alternative Transaction from any Person other than Parent or resolved to do so,
(iii) engaged in a solicitation of a Transaction prohibited by Section 5.4, (iv) failed, upon 10 days written notice from Parent, to reaffirm (x) its approval of this Agreement, the Merger and the other transactions contemplated hereby and
(y) its recommendation to the stockholders of the Company that they approve and adopt this Agreement and the Merger or (v) resolved to take any of the actions specified above; or

          (i) By the Company (but only prior to approval by the stockholders of the Company of this Agreement and the Merger) to accept a Superior Transaction proposed to the Company in accordance with the provisions of Section 5.4, provided that such termination under this Section 7.1(i) shall not be effective until the Company has made payment of the Fee and the Expenses required by
Section 7.3.

   Section 7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void except as set forth in Section 8.1 and there shall be no liability on the part of any party hereto or their respective officers or directors except as set forth in Section 7.3.

   Section 7.3.  Fees and Merger Expenses.

          (a) Parent Merger Expenses. If (i) this Agreement is terminated pursuant to Section 7.1(h) or (i); (ii) Parent or the Company terminates this Agreement pursuant to Section 7.1(c) and on or prior to the date of the Company Stockholders Meeting an Alternative Transaction has been publicly announced; or
(iii) Parent terminates this Agreement pursuant to Section 7.1(g); then the Company shall pay to Parent and Sub, within one business day after request by Parent or Sub (accompanied by reasonably detailed documentation to the extent reasonably requested by the Company) from time to time, all of Parent's and Sub's Merger Expenses up to a maximum payment of $7.0 million, if termination occurs prior to the approval of the Merger by the shareholders of Parent, and up to an aggregate maximum of $12.0 million, if termination occurs on or after the date of approval of the Merger by the shareholders of Parent.

          (b) Company Merger Expenses.   If the Company terminates this
Agreement pursuant to Section 7.1(f), then the Parent shall pay to the Company within one business day after request by the Company (accompanied by reasonably detailed documentation to the extent reasonably requested by the Parent) from time to time, all of the Company's Merger Expenses up to a maximum payment of $7.0 million, if termination occurs prior to the approval of this Agreement by the stockholders of the Company, and up to an aggregate maximum of $12.0 million, if termination occurs on or after the date of approval of this Agreement by the stockholders of the Company of this Agreement.

          (c) Termination Fees Payable by Company. If (i) this Agreement is terminated pursuant to Section 7.1(h) or (i); (ii) Parent or the Company terminates this Agreement pursuant to Section 7.1(c) and on or prior to the date of the Company Stockholders Meeting an Alternative Transaction has been publicly announced; or (iii) this Agreement is terminated pursuant to Section 7.1(g) as a result of a willful breach by the Company; then the Company shall also pay (in addition to any Merger Expenses payable pursuant to Section 7.3(a)) to Parent,

               (A) simultaneously with any termination by the Company contemplated by Section 7.3(c)(i) or 7.3(c)(iii) a fee of $85.0 million or

               (B) following any termination by Parent contemplated by Section 7.3(c)(ii), a fee in cash within one business day following such termination of $35.0 million; and if within 18 months of such termination the Company or any Subsidiary accepts a written offer to consummate an Alternative Transaction or an Alternative Transaction is consummated, upon the earlier of such acceptance or consummation, an additional fee in cash of $50.0 million.

Under no circumstances shall the Company be required to pay more than one fee pursuant to this Section 7.3(c), taking into effect the two payments required by
Section 7.3(c)(B).

          "Alternative Transaction" means any of the following events:  (i) the
           -----------------------
acquisition of the Company by merger, tender offer or otherwise by any Person other than Parent, Sub or any affiliate thereof (a "Third Party"); (ii) the
                                                    -----------
acquisition by a Third Party of 30% or more of the Assets of the Company and its Subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 30% or more of the outstanding shares of Company Common Stock; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its Subsidiaries of 30% or more of the outstanding shares of Company Common Stock.

          (d) Termination Fees Payable by Parent. If this Agreement is terminated pursuant to Section 7.1(f) as a result of a willful breach by Parent, then Parent shall also pay (in addition to any Merger Expenses payable pursuant to Section 7.3(b)) to the Company within one business day following such termination by the Company a fee of $85.0 million.

          (e) The Company and Parent agree that the agreements contained in Sections 7.3(a), 7.3(b), 7.3(c) and 7.3(d) above are an integral part of the transactions contemplated by this Agreement, that without such agreements neither party would have entered into this Agreement, and that such amounts constitute liquidated damages and not a penalty. If either party fails to timely pay the other party the amounts due under Sections 7.3(a), 7.3(b), 7.3(c) and 7(d), as the case may be, the defaulting party shall pay the costs and expenses (including legal fees and expenses) incurred by the party due to be paid in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the publicly announced prime rate of The Chase Manhattan Bank from the date such amounts were required to be paid.

          (f) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby and thereby, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement; (ii) the filing of any applications to the FERC, the SEC or any state public utilities commission; and (iii) any filings under the HSR Act.

   Section 7.4. Amendment. This Agreement may be amended prior to the Effective Time by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of Parent or the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders or stockholders, as the case may be, without the further approval of such shareholders or stockholders, as the case may be. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 7.5. Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                 ARTICLE VIII.
                              GENERAL PROVISIONS

   Section 8.1. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I,
Section 5.5, Section 5.6 and Article VIII shall survive the Effective Time and those set forth in Section 5.3(c) and Section 7.3 and the Confidentiality Agreement in accordance with its terms shall survive termination of this Agreement.

   Section 8.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Sub:

               Sempra Energy
               101 Ash Street
               San Diego, California  92101-3017
               Attention:  John R. Light, Esq.
               Executive Vice President and General Counsel
               Fax:  (619) 233-6878

with a copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071
               Attention:  Gary Olson, Esq.
               Fax:  (213) 891-8763
if to the Company:

               K N Energy, Inc.
               370 Van Gordon Street
               Phase II - 4th Floor SE
               Lakewood, Colorado 80228-8304
               Attention:  Martha B. Wyrsch
                           Vice President and General Counsel
               Fax:  (303) 763-3115
with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               1440 New York Avenue, N.W.
               Washington, D.C. 20005-2111
               Attention:  Michael Rogan, Esq.
               Fax:  (202) 393-5760

   Section 8.3.  Certain Definitions.  For purposes of this Agreement, the term:

          "Action" shall mean any action, order, writ, injunction, judgment or
           ------
decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other Person.

          "affiliate" shall mean, with respect to any Person, any other Person
           ---------
that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

          "Assets" shall mean, with respect to any Person, all properties, land,
           ------
buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned, leased or licensed by such Person or any of its Subsidiaries.

               "Company Employee Stock Purchase Plan" shall mean the 1990
                ------------------------------------
Employee Stock Purchase Plan of KN Energy, Inc.

          "Company Material Adverse Effect" shall mean a material adverse change
           -------------------------------
in or effect on the business, operations, Assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or any change which materially impairs or materially delays the ability of the Company to consummate the transactions contemplated by this Agreement, provided that a Company Material Adverse Effect shall exclude any change or effect due to (i) United States or global economic conditions or financial markets in general,
(ii) subject to the accuracy of the Company's representations and warranties in
Section 2.26 and the Company's and its Subsidiaries' ongoing compliance with their respective obligations under Section 4.1 hereof, changes in the international, national, regional or local wholesale or retail markets for natural gas, liquid hydrocarbons or electricity and (iii) rules, regulations or decisions of the FERC affecting the interstate natural gas transmission industry as a whole or the wholesale sale and transmission of electric power as a whole.

          "Company Required Statutory Approvals" shall mean those statutory
           ------------------------------------
approvals set forth on Section 8.3 of the Company Disclosure Schedule.

          "Company Rights Agreement" shall mean the Rights Agreement, dated as
           ------------------------
of August 21, 1995, between the Company and First Chicago Trust Company of New York, as successor Rights Agent, as amended by Amendment No. 1 to Rights Agreement, dated as of September 8, 1998.

          "Encumbrances" shall mean any claim, lien, pledge, option, charge,
           ------------
easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties.

          "Environmental Claim" means any and all written administrative,
           -------------------
regulatory or judicial actions, suits, demands, demand letters, requests for information, notifications, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not now or formerly owned, operated, leased or managed by the Company or any of its Subsidiaries or joint ventures; (B) circumstances forming the basis of any violation or alleged violation of, or responsibility or alleged responsibility under, any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          "Environmental Laws" means all federal, state, and local laws, rules,
           ------------------
regulations statutes, common law, ordinances, policies or directive relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, coastal zones, wetlands, endangered and threatened species, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "Fixtures and Equipment" shall mean, with respect to any Person, all
           ----------------------
of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the facilities of such Person.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America, as in effect from time to time, consistently applied.

          "Hazardous Materials" means (A) any petroleum or petroleum products,
           -------------------
radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any
                                                                ----
chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and
(C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Company or any of its Subsidiaries or joint ventures operates.

          "Intellectual Property" shall mean all intellectual property rights,
           ---------------------
including domestic and foreign patents, patent applications, invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks, registered copyrights, trademarks, servicemarks, tradenames, trade secrets and other proprietary rights, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how and unregistered copyrights, together with associated goodwill.

          "Leases" shall mean, with respect to any Person, all leases (including
           ------
subleases, licenses, any occupancy agreement and any other agreement) of real or personal property (other than Intellectual Property license agreements) in each case to which such Person or any of its Subsidiaries is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective businesses.

          "Merger Expenses" shall include all out-of-pocket expenses and fees
           ---------------
(including without limitation fees and expenses payable to all banks, investment banking firms and other financial institutions and their respective agents and counsel for arranging or providing financial advice with respect to the Merger and all reasonable fees and expenses of counsel, accountants, experts and consultants) actually incurred by Parent and Sub or the Company, as applicable, or on their behalf in connection with the consummation of all transactions contemplated by this Agreement, including the Merger.

          "Natural Gas Pipeline Transportation and Storage Contracts" shall mean
           ---------------------------------------------------------
those Contracts identified as such in Section 2.20 of the Company Disclosure Schedule.

               "Parent Common Stock" shall mean the common stock, no par value,
                -------------------
of Parent.

          "Parent Material Adverse Effect" shall mean a material adverse change
           ------------------------------
in or effect on the business, operations, Assets, financial condition or results of operations of Parent and its Subsidiaries taken as a whole or any change which materially impairs or materially delays the ability of Parent or Sub to consummate the transactions contemplated by this Agreement, provided that a Parent Material Adverse Effect shall exclude any change or effect due to (i) United States or global economic conditions or financial markets in general,
(ii) changes in the international, national, regional or local wholesale or retail markets for natural gas, liquid hydrocarbons or electricity and (iii) rules, regulations, or decisions of the CPUC, California Independent System Operator or the FERC affecting the California investor-owned electric or gas utilities as a group or the wholesale sale and transmission of electric power as a whole.

          "Parent Required Statutory Approvals" shall mean the statutory
           -----------------------------------
approvals set forth on Section 8.3 of the Parent Disclosure Schedule.

          "Parent Rights Plan" shall mean that certain Rights Agreement, dated
           ------------------
as of May 26, 1998, between Sempra Energy and First Chicago Trust Company of New York, as Rights Agent.

          "Permitted Encumbrances" shall mean any Encumbrances resulting from
           ----------------------
(i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP; (ii) all cashiers', landlords', workers' and repairers' liens, and similar liens imposed by law, incurred in the ordinary course of business; (iii) all laws and governmental rules, regulations, ordinances and restrictions; (iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports or other documents or writing delivered or made available for inspection to any Person prior to the date hereof or included in the Public Records; and (vi) all other liens and mortgages (but solely to the extent such liens or mortgages secure indebtedness described or referred to in the Company Disclosure Schedule), covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clause (i) through (vi), do not materially detract from or materially interfere with the present use of the Asset subject thereto or affected thereby.

          "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, joint venture, governmental agency or instrumentality, or any other entity.

          "Release" means any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into indoor or outdoor environment (including, without limitation, the atmosphere, surface or subsurface strata, surface water, groundwater) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property, except for those that would not reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, as applicable.

          "Section 16 Affiliate" shall mean each individual who (x) immediately
           --------------------
prior to the Effective Time is a director or officer of the Company or (y) at the Effective Time will become a director or officer of Parent, the Surviving Corporation or the Company.

          "Software" shall mean all proprietary software programs, and the
           --------
related source code, system documentation, statements of principles of operation, and, if available to the Company, schematics for all software programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership, joint venture or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

          "Surviving Corporation Material Adverse Effect" shall mean a material
           ---------------------------------------------
adverse change in or effect on the business, operations, Assets, financial condition or results of operations of the Surviving Corporation and its Subsidiaries taken as a whole, provided that a Surviving Corporation Material Adverse Effect shall exclude any change or effect due to (i) United States or global economic conditions or financial markets in general, (ii) changes in the international, national, regional or local wholesale or retail markets for natural gas, liquid hydrocarbons or electricity and (iii) rules, regulations or decisions of the FERC affecting the interstate natural gas transmission industry as a whole or the wholesale sale and transmission of electric power as a whole.

          "Tax" or "Taxes" shall mean any U.S. federal, state, county, local or
           ---      -----
foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

          "Tax Return" shall mean any report, return or other information
           ----------
required to be supplied to any governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns.

          "Thermo Agreements" shall mean (i) the Contribution Agreement, dated
           -----------------
as of February 18, 1998, by and among Thermo LLC, a Colorado limited liability company, Thermo Ft. Lupton, L.P., a Colorado limited partnership, Thermo Investments Limited Partnership, a Colorado limited partnership, Crystal River Energy Company, a California corporation, James Monroe III, an individual, Curtis R. Jensen, an individual, Paul R. Steinway, an individual and KN Cogeneration, Inc., a Colorado corporation; (ii) the Purchase Agreement, dated as of February 18, 1998, by and among James Monroe III, an individual, Thermo Greeley I, Inc., a Colorado corporation and KN Thermo Acquisition, Inc., a Colorado corporation; (iii) the Master Joint Venture Agreement, dated as of February 18, 1998, by and among James Monroe III, an individual, Curtis R. Jensen, an individual, Paul Steinway, an individual, Thermo LLC, a Colorado limited liability company, and KN Cogeneration, a Colorado corporation; and (iv) the Transaction Modification Agreement, dated as of August 27, 1998, by and among Thermo LLC, a Colorado limited liability company, Thermo Ft. Lupton, L.P., a Colorado limited partnership,

Thermo Investments Limited Partnership, a Colorado limited partnership, Crystal River Energy Company, a California corporation, James Monroe III, an individual, James Monroe III, as trustee under that certain Restated Declaration and Agreement of Trust dated August 10, 1997, originally dated January 1, 1997, Curtis R. Jensen, an individual, Thermo Greeley I, Inc., a Colorado corporation, KN Cogeneration, Inc., a Colorado corporation, and KN Thermo Acquisition, Inc., a Colorado corporation; and (v) any other Contracts arising from or related to the relationship between the Company and its affiliates, on the one hand, and Thermo, LLC and its affiliates (including, the parties set forth in clauses (i) through (iv) above), on the other hand; including in each case any and all exhibits, attachments or amendments to the above referenced agreements.

   Section 8.4. Other Defined Terms. The following terms shall have the respective meanings given to such terms in the Sections set forth below:

       Term                                  Section
       ----                                  -------
        1935 Act..........................   2.5
        Agreement.........................   Recitals
        Allocation Determination..........   1.10(c)
        Alternative Transaction...........   7.3(c)
        Blue Sky Laws.....................   2.4(c)
        Cash Cap..........................   1.11(b)
        Cash Election.....................   1.6(a)
        Certificate of Merger.............   1.2
        Certificates......................   1.10(b)
        CGCL..............................   Recitals
        Closing...........................   1.12
        Closing Agreement.................   2.9(k)
        Closing Date......................   1.12
        Code..............................   Recitals
        Company...........................   Recitals
        Company Benefit Plans.............   2.10(a)
        Company Class A Preferred Stock...   2.3
        Company Class B Preferred Stock...   2.3
        Company Common Stock..............   1.6(a)
        Company's Current Premium.........   5.6(b)
        Company Disclosure Schedule.......   2.1
        Company Financial Advisor.........   2.14
        Company Financial Statements......   2.5
        Company Required Consents.........   2.4(b)
        Company SEC Reports...............   2.5
        Company Stock Rights..............   1.7
        Company Stockholders' Approval....   2.13
        Company Stockholders Meeting......   5.1(b)
        Company Trading Guidelines........   2.26

       Term                                  Section
       ----                                  -------
        Confidentiality Agreement.........   5.3(c)
        Contracts.........................   2.20
        CPUC..............................   3.5
        Counterproposal...................   5.4
        DOJ...............................   5.8
        Easements.........................   2.25
        Effective Time....................   1.2
        Election Deadline.................   1.10(c)
        Election Form.....................   1.10(b)
        Encumbrances......................   6.2
        Environmental Permits.............   2.11(b)
        ERISA.............................   2.10(a)
        Exchange Act......................   2.4(c)
        Exchange Agent....................   1.10(a)
        FERC..............................   2.4(c)
        Final Order.......................   6.1(f)
        Gas Act...........................   2.5
        Governmental Authority............   2.4(c)
        HSR Act...........................   2.4(c)
        IRS...............................   2.9(p)
        Indemnified Party.................   5.6(a)
        Joint Proxy Statement.............   2.8
        KGCC..............................   Recitals
        Maximum Cash Amount...............   1.11(a)
        Merger Consideration..............   1.6(a)
        Net Company Position..............   2.26
        New Stock Rights..................   1.7(a)
        NGPA..............................   2.5
        NYSE..............................   1.9
        Other Transaction.................   5.4
        Parent............................   Recitals
        Parent Disclosure Schedule........   3.1
        Parent Financial Advisor..........   3.10
        Parent Financial Statements.......   3.5
        Parent Preferred Stock............   3.3
        Parent Required Consents..........   3.4(b)
        Parent SEC Reports................   3.5
        PBGC..............................   2.10(e)
        PEPS Units........................   2.3
        Power Act.........................   2.5
        Prorated Cash Amount..............   1.11(b)
        Prorated Stock Amount.............   1.11(c)
        Purchase Contract Agreement.......   1.13

       Term                                  Section
       ----                                  -------
        PURPA.............................   2.12(b)
        Registration Statement............   2.8
        Requested Cash Amount.............   1.11(b)
        Requested Stock Amount............   1.11(c)
        SAS 72............................   5.2
        SEC...............................   2.5
        Securities Act....................   1.10(d)
        SONGS.............................   3.17
        Standard Cash Consideration.......   1.6(a)
        Standard Consideration............   1.6(a)
        Standard Election.................   1.6(a)
        Stock Consideration...............   1.6(a)
        Stock Election....................   1.6(a)
        Stock Plans.......................   1.7
        Sub...............................   Recitals
        Superior Transaction..............   5.1(b)
        Surviving Corporation.............   1.1
        Tax Ruling........................   2.9(k)
        Third Party.......................   7.3(c)
        Transaction.......................   5.4
        Violation.........................   2.4(b)

     Section 8.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 8.6. Entire Agreement; Assignment. This Agreement, together with the Confidentiality Agreement and the other agreements referred to herein or contemplated hereby, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Subject to the provisions of Section 1.1, this Agreement shall not be assigned, by operation of law or otherwise, without the prior written consent of the other parties hereto, in their sole discretion. Any attempted assignment which does not comply with the provisions of this
Section 8.6 shall be null and void ab initio.

     Section 8.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as provided in the following sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The parties hereto expressly intend the provisions of Sections 1.7 and 5.6 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefited by, such provisions.

     Section 8.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to its rules of conflict of laws, except that the provisions of
Article I with respect to the Merger also shall be governed by, and construed in accordance with, the laws of the State of Kansas.

     Section 8.9. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.10. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                             SEMPRA ENERGY


                                             By: /s/ John R. Light
                                                 ---------------------------
                                             Name:  John R. Light
                                             Title: Executive Vice President


                                             CARDINAL ACQUISITION CORP.

                                             By: /s/ John R. Light
                                                 ---------------------------
                                             Name:  John R. Light
                                             Title: Executive Vice President

                                             K N ENERGY, INC.

                                             By: /s/ Larry D. Hall
                                                 ---------------------------
                                             Name:  Larry D. Hall
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

                                             Attested:

                                             By: /s/ Martha B. Wyrsch
                                                 ---------------------------
                                             Name:  Martha B. Wyrsch
                                             Title: Secretary


State of Colorado   )
                    )
County of Jefferson )

     Be it remembered, that on this 20th day of February 1999, before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Larry D. Hall and Martha B. Wyrsch who declared that they are the Chairman and Chief Executive Officer and the Secretary, respectively, of K N Energy, Inc., a corporation organized under the laws of the State of Kansas, personally known to me to be the same persons who executed the foregoing, and acknowledged the execution and attestation of the same as their respective act and deed and as the act and deed of the corporation.


                                            /s/ Maureen A. Bulkley
                                            --------------------------
                                            Notary Public

My Commission Expires:

      5/6/01
----------------------

                                                                       EXHIBIT A

FORM OF AFFILIATE LETTER
                                                                          [Date]

Sempra Energy
101 Ash Street
San Diego, California 92101



Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of K N Energy, Inc., Inc., a Kansas corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c)
--------
and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations")
                                                       ---------------------
of the Securities and Exchange Commission (the "Commission") under the
                                                ----------
Securities Act of 1933, as amended, (the "Act").  Pursuant to the terms of the
                                          ---
Agreement and Plan of Merger, dated as of February 20, 1999 (the "Merger
                                                                  ------
Agreement"), among Sempra Energy, a California corporation ("Parent"), Cardinal
---------                                                    ------
Acquisition Corp., a California corporation and wholly-owned subsidiary of Parent ("Sub"), and the Company, the Company will be merged with and into Sub
         ---
(the "Merger").
      ------

          As a result of the Merger, I may receive cash, shares of Parent Common Stock (as defined in the Merger Agreement), or a combination of both (the

"Merger Consideration") in exchange for shares of Common Stock, par value $5.00
---------------------
per share, of the Company ("Company Common Stock") owned by me.
                            --------------------

          1.   Compliance with the Act.  I represent, warrant and covenant to
               -----------------------
Parent that in the event I receive any Merger Consideration as a result of the
Merger:
               A. I shall not make any sale, transfer or other disposition of the Merger Consideration in violation of the Act or the Rules and Regulations.

               B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Merger Consideration to the extent I felt necessary, with my counsel or counsel for the Company.

               C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Company, I may be deemed to have been an affiliate of Company and the distribution by me of the Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Common Stock issued to me in the Merger unless (i) such

                                                                       EXHIBIT A

     sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          2. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          3. I also understand that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock issued to me and that there will be placed on the certificates for the Parent Common Stock issued to me or any substitutions therefor a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          4. I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraph E and F above will be removed by delivery of substituted certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one

                                                                       EXHIBIT A

     year shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

          5.   Certain Tax Matters.   The undersigned does not intend to take a
               -------------------
position on any federal or state income tax return that is inconsistent with the treatment of the Merger as a tax-free reorganization for federal or state income tax purposes.

          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                              Very truly yours,



                              Name:
                                   ----------------------------

Accepted this _____ day of

___________ , 1999 by

SEMPRA ENERGY



By:
   --------------------
Name:
     ------------------
Title:
      -----------------